                                                                   Exhibit 10.10



                                CREDIT AGREEMENT


                                      among


                              INNKEEPERS USA TRUST

                                       and

                       INNKEEPERS USA LIMITED PARTNERSHIP,
                                  as Borrowers


                               NATIONSBANK, N.A.,
                             as Administrative Agent


                        NOMURA ASSET CAPITAL CORPORATION,
                             as Documentation Agent


                                       and


                            THE LENDERS NAMED HEREIN,
                                   as Lenders


                                  $250,000,000


                                      AS OF
                                FEBRUARY 17, 1998



                     NATIONSBANC MONTGOMERY SECURITIES, LLC
                                   as Arranger

                                TABLE OF CONTENTS


                                                                              Page

SECTION 1    DEFINITIONS AND TERMS.............................................1
      1.1    Definitions.......................................................1
      1.2    Time References..................................................16
      1.3    Other References.................................................16
      1.4    Accounting Principles............................................16
      1.5    Joint and Several................................................16

SECTION 2    COMMITMENT.......................................................17
      2.1    Revolving Facility...............................................17
      2.2    Borrowing Procedure..............................................17
      2.3    Letters of Credit................................................18
      2.4    Competitive Bid Facility.........................................20

SECTION 3    TERMS OF PAYMENT.................................................21
      3.1    Notes and Payments...............................................21
      3.2    Interest and Principal Payments..................................21
      3.3    Interest Options.................................................22
      3.4    Quotation of Rates...............................................22
      3.5    Default Rate.....................................................22
      3.6    Interest Recapture...............................................22
      3.7    Interest Calculations............................................22
      3.8    Maximum Rate.....................................................23
      3.9    Interest Periods.................................................23
      3.10   Continuations; Conversions.......................................23
      3.11   Order of Application.............................................24
      3.12   Right of Setoff; Adjustments.....................................24
      3.13   Booking Borrowings...............................................25
      3.14   Increased Cost and Reduced Return................................25
      3.15   Limitation on Types of Borrowings................................26
      3.16   Illegality.......................................................26
      3.17   Treatment of Affected Loans......................................27
      3.18   Compensation.....................................................27
      3.19   Taxes............................................................28
      3.20   Fees.............................................................29
      3.21   Extension of Maturity Date.......................................30
      3.22   Option to Replace Lenders........................................31

SECTION 4    BORROWING BASE...................................................31
      4.1    Borrowing Base...................................................31
      4.2    Admission of Qualified Properties into the Borrowing Base........32
      4.3    Negative Pledge Agreements.......................................34
      4.4    Borrowing Base Covenants.........................................34
      4.5    Failure to Comply With Borrowing Base Covenants..................34

SECTION 5    CONDITIONS PRECEDENT.............................................35
      5.1    Conditions to Initial Borrowing..................................35
      5.2    Conditions to all Borrowings.....................................37



      5.3    Conditions Generally.............................................37

SECTION 6    REPRESENTATIONS AND WARRANTIES...................................38
      6.1    Purpose of Credit Facility.......................................38
      6.2    Existence, Good Standing, Authority and Compliance...............38
      6.3    Affiliates.......................................................38
      6.4    Authorization and Contravention..................................38
      6.5    Binding Effect...................................................38
      6.6    Financial Statements; Fiscal Year................................39
      6.7    Litigation.......................................................39
      6.8    Taxes............................................................39
      6.9    Environmental Matters............................................39
      6.10   Employee Plans...................................................40
      6.11   Properties; Liens................................................40
      6.12   Locations........................................................40
      6.13   Government Regulations...........................................40
      6.14   Transactions with Affiliates.....................................40
      6.15   Insurance........................................................40
      6.16   Labor Matters....................................................40
      6.17   Solvency.........................................................40
      6.18   Full Disclosure..................................................40
      6.19   Exemption from ERISA; Plan Assets................................41

SECTION 7    AFFIRMATIVE COVENANTS............................................41
      7.1    Items to be Furnished............................................41
      7.2    Use of Proceeds..................................................42
      7.3    Books and Records................................................42
      7.4    Inspections......................................................43
      7.5    Taxes............................................................43
      7.6    Payment of Obligations...........................................43
      7.7    Expenses.........................................................43
      7.8    Maintenance of Existence, Assets, and Business...................43
      7.9    Insurance........................................................43
      7.10   Preservation and Protection of Rights............................44
      7.11   Environmental Laws...............................................44
      7.12   INDEMNIFICATION..................................................44
      7.13   REIT Status......................................................45
      7.14   ERISA Exemptions.................................................45
      7.15   Listed Company...................................................45
      7.16   Properties.......................................................45

SECTION 8    NEGATIVE COVENANTS...............................................45
      8.1    Payment of Obligations...........................................45
      8.2    Employee Plans...................................................45
      8.3    Transactions with Affiliates.....................................45
      8.4    Compliance with Governmental Requirements and Documents..........46
      8.5    Loans, Advances, and Investments.................................46
      8.6    Dividends and Distributions......................................46
      8.7    Sale of Assets...................................................46
      8.8    Mergers and Dissolutions.........................................46
      8.9    Assignment.......................................................46




      8.10   Fiscal Year and Accounting Methods...............................46
      8.11   New Businesses...................................................46
      8.12   Government Regulations...........................................47
      8.13   Interest Rate Agreements.........................................47
      8.14   Subsidiary Guarantors............................................47

SECTION 9    FINANCIAL COVENANTS..............................................47
      9.1    Interest Coverage Ratios.........................................47
      9.2    Fixed Charge Coverage Ratio......................................47
      9.3    Adjusted Fixed Charge Coverage Ratio.............................47
      9.4    Secured Indebtedness.............................................47
      9.5    Total Indebtedness to Total Capitalization.......................47
      9.6    Total Indebtedness to Implied Value..............................48
      9.7    Minimum Tangible Net Worth.......................................48

SECTION 10   DEFAULT..........................................................48
      10.1   Payment of Obligation............................................48
      10.2   Covenants........................................................48
      10.3   Debtor Relief....................................................48
      10.4   Judgments and Attachments........................................49
      10.5   Government Action................................................49
      10.6   Misrepresentation................................................49
      10.7   Default Under Other Agreements...................................49
      10.8   Validity and Enforceability of Loan Documents....................49
      10.9   Management Changes...............................................49
      10.10  Change in Control................................................50
      10.11  Plan Assets......................................................50
      10.12  Default Under Operating Leases...................................50

SECTION 11   RIGHTS AND REMEDIES..............................................50
      11.1   Remedies Upon Default............................................50
      11.2   Waivers..........................................................51
      11.3   Performance by Administrative Agent..............................51
      11.4   Not in Control...................................................51
      11.5   Course of Dealing................................................51
      11.6   Cumulative Rights................................................51
      11.7   Application of Proceeds..........................................51
      11.8   Certain Proceedings..............................................51
      11.9   Documentation Agent..............................................52

SECTION 12   AGENTS AND LENDERS...............................................52
      12.1   Agents...........................................................52
      12.2   Expenses.........................................................54
      12.3   Proportionate Absorption of Losses...............................54
      12.4   Delegation of Duties; Reliance...................................54
      12.5   Limitation of Agents' Liability..................................55
      12.6   Default..........................................................56
      12.7   Limitation of Liability..........................................56
      12.8   Relationship of Lenders..........................................56
      12.9   Benefits of Agreement............................................56
      12.10  Approval of Lenders..............................................56




SECTION 13   MISCELLANEOUS....................................................57
      13.1   Headings.........................................................57
      13.2   Nonbusiness Days; Time...........................................57
      13.3   Communications...................................................57
      13.4   Form and Number of Documents.....................................57
      13.5   Survival.........................................................57
      13.6   Governing Law....................................................57
      13.7   Invalid Provisions...............................................57
      13.8   Venue; Service of Process; Jury Trial............................58
      13.9   Amendments, Consents, Conflicts, and Waivers.....................58
      13.10  Multiple Counterparts............................................59
      13.11  Assignments and Participations...................................60
      13.12  Discharge Only Upon Payment in Full; Reinstatement in
               Certain Circumstances..........................................62
      13.13  Entirety.........................................................62
      13.14  Amendment and Restatement........................................62


                             SCHEDULES AND EXHIBITS


Schedule 1     Parties, Addresses, Commitments, and Wiring Information
Schedule 2.1   JF Hotel Lessees
Schedule 2.2   Summerfield Lessees
Schedule 4.1   Form of Borrowing Base Report
Schedule 4.2   Closing Date Borrowing Base Properties
Schedule 6.2 Jurisdictions of Incorporation, Chief Executive Office, and Jurisdictions
Schedule 6.7   Litigation
Schedule 6.9   Environmental Matters
Schedule 6.14  Affiliates Transactions


Exhibit A      Borrowing Request
Exhibit B      Compliance Certificate
Exhibit C      LC Request
Exhibit D      Form of Revolving Credit Note
Exhibit E      Form of Subsidiary Guaranty
Exhibit F      Form of Counsel Opinion
Exhibit G      Form of Assignment and Acceptance
Exhibit H      Form of Mortgage

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT is dated as of February , 1998, among INNKEEPERS USA TRUST, a Maryland real estate investment trust (the "TRUST") and INNKEEPERS USA LIMITED PARTNERSHIP, a Virginia limited partnership (the "PARTNERSHIP") (the Trust and the Partnership are individually called a "BORROWER" and collectively called "BORROWERS"), each of the lenders that are a signatory hereto or that becomes a signatory hereto as provided in SECTION 13.11(A) (individually, together with its successors and permitted assigns, a "LENDER" and collectively, the "LENDERS"), NATIONSBANK, N.A., a national banking association, as Administrative Agent (in such capacity, together with its successors and permitted assigns, "ADMINISTRATIVE AGENT") and as Issuing Bank (in such capacity, together with its successors and permitted assigns, "ISSUING BANK"), and NOMURA ASSET CAPITAL CORPORATION, as Documentation Agent (in such capacity, together with its successors and permitted assigns, "DOCUMENTATION AGENT").

                                R E C I T A L S:

         1. Borrowers have requested that Lenders extend to Borrowers a revolving credit facility not to exceed the principal amount of $250,000,000.

         2. Lenders are willing to extend the requested credit on the terms and subject to the conditions of this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    SECTION 1

                              DEFINITIONS AND TERMS

         1.1 DEFINITIONS. Unless otherwise indicated, as used in the Loan
Documents:

         "ADJUSTED EBITDA" means, for any Person for any period, (a) EBITDA, minus (b) to the extent not already deducted from EBITDA, all ground lease payments, minus (c) a Capital Expenditure reserve equal to the greater of (i) four percent (4%) of Gross Room Revenue for such period with respect to all Properties owned by such Person, and (ii) any reserves required under all Operating Leases of such Person during such period.

         "ADJUSTED EURODOLLAR RATE" means, for any Eurodollar Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Administrative Agent to be equal to the quotient obtained by dividing (a) the Eurodollar Rate (LIBOR) for such Eurodollar Borrowing for such Interest Period by (b) one (1) minus the Reserve Requirement for such Eurodollar Borrowing for such Interest Period.

         "ADJUSTED FIXED CHARGES" means, for any Person for any period, the sum of (a) all Debt Service during such period, (b) all Distributions paid or payable during such period in respect of any preferred Stock of such Person, and
(c) all actual Capital Expenditures during such period.

         "ADJUSTED NOI" has the meaning set forth in SECTION 4.1(D).

         "ADMINISTRATIVE AGENT" is defined in the preamble.

         "AFFILIATE" of a Person means any other individual or entity who directly or indirectly controls, or is controlled by, or is under common control with, that Person. For purposes of this definition "control," "controlled by," and "under common control with" mean possession, directly or indirectly, of power to direct (or cause the direction of) management or policies (whether through ownership of voting Stock, by contract, or otherwise).

         "AGENTS" means Administrative Agent and Documentation Agent, and "AGENT" means any one of the Agents.

         "AGREEMENT" means this Credit Agreement, as modified, amended, supplemented, or restated from time to time.

         "APPLICABLE LENDING OFFICE" means, for each Lender and for each Type of Borrowing, the "LENDING OFFICE" of such Lender (or of an Affiliate of such Lender) designated for such Type of Borrowing on SCHEDULE 1 or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to Administrative Agent and Borrowers by written notice in accordance with the terms hereof as the office by which its Borrowings of such Type are to be made and maintained.

         "APPLICABLE MARGIN" means, as of any date of determination:

         (A) If the Trust does not have an Investment Grade Rating on such determination date, then the interest margin over the Base Rate or the Adjusted Eurodollar Rate, as the case may be, based upon the Total Indebtedness to Implied Value Ratio, as stated in the table below:

====================================================================================
                                                      APPLICABLE         APPLICABLE
               TOTAL INDEBTEDNESS TO IMPLIED          MARGIN FOR         MARGIN FOR
     LEVEL              VALUE RATIO                   EURODOLLAR         BASE RATE
                                                      BORROWINGS         BORROWINGS
====================================================================================
       1       Greater than 35%                         1.625%              0.75%
------------------------------------------------------------------------------------
       2       Less than or equal to 35%, but            1.50%              0.75%
               greater than 25%
------------------------------------------------------------------------------------
       3       Less than or equal to 25%                 1.40%              0.75%
====================================================================================


The Applicable Margin determined above in effect at any time (whether in the middle of an Interest Period or otherwise) is based upon the Total Indebtedness to Implied Value Ratio as determined from the Current Financials and related Compliance Certificate then most-recently received by Agents, effective on the third (3rd) Business Day following receipt. If Borrowers fail to timely furnish to Agents any Financial Statements and related Compliance Certificate as required by this Agreement, then the maximum Applicable Margin applies from the date those Financial Statements and related Compliance Certificate are required to be delivered and remain in effect until Borrowers furnishes them to Agents.

         (B) If the Trust has an Investment Grade Rating on such determination date, then the interest margin over the Base Rate or the Adjusted Eurodollar Rate, as the case may be, that corresponds to the Moody's Rating and the S & P Rating set forth below on the date of determination:

=======================================================================================
                                             APPLICABLE MARGIN      APPLICABLE MARGIN
                                                    FOR                    FOR
LEVEL   MOODY'S            S & P RATING          EURODOLLAR             BASE RATE
        RATING                                   BORROWINGS            BORROWINGS
=======================================================================================
  1      Baa3                 BBB-                  1.375%                 0.5%
---------------------------------------------------------------------------------------
  2      Baa2                 BBB                    1.30%                0.25%
---------------------------------------------------------------------------------------
  3      Baa1 or better       BBB+ or better        1.225%                   0%
=======================================================================================


For purposes of the foregoing: (a) if the Moody's Rating and the S & P Rating shall fall within different LEVELS, then the Applicable Margin shall be determined by reference to the numerically lower LEVEL (e.g., if the S & P Rating is in LEVEL 1 and the Moody's Rating is in LEVEL 2, then the Applicable Margin shall be determined by reference to LEVEL 1); and (b) if only one of the Moody's Rating or the S & P Rating shall be in effect, then Borrowers may substitute the corresponding rating of Duff & Phelps Credit Ratings Co., Fitch Investors Service, L.P., or another ratings agency acceptable to Agents. Each change in the Applicable

Margin shall be effective commencing on the third (3rd) Business Day following the earlier to occur of (i) Agents' receipt of notice from Borrowers, as required in SECTION 7.1(H), of a change in the Moody's Rating or the S & P Rating, and (ii) any Agent's actual knowledge of a change in the Moody's Rating or the S & P Rating.

         (C) Administrative Agent shall promptly notify each Credit Party and Borrowers of any change in the Applicable Margin, provided that the failure to provide such notice shall not affect the effective date of any such change.

         "APPROVED COSTS" means, for any Hotel, the sum of the acquisition, construction, and other capitalized costs of such Hotel, whether in the form of cash, property, liabilities assumed, or other consideration.

         "APPROVED FRANCHISE" means any "Marriott," "Promus," "Holiday Inn," or "Summerfield" franchise or license or another franchise or license approved by Required Lenders in writing.

         "APPLICABLE THRESHOLD" means that both (a) the Moody's Rating is equal to Ba1 and/or the S & P Rating is equal to BB+, and (b) the ratio of (i) Adjusted NOI for the Borrowing Base Properties in the Borrowing Base as of the date of determination for the twelve (12) month period ending on the last day of the fiscal quarter ending on or prior to such date, to (ii) Implied Debt Service as of the last day of the fiscal quarter ending on or prior to such date, is equal to or greater than 2.5 to 1.0.

         "APPLICABLE TIME" means a date in which (a) Nomura Asset Capital Corporation or any of its successors (but not assigns) is a Lender hereunder,
(b) the Trust does not have an Investment Grade Rating, and (c) the Applicable Threshold has not been met.

         "BASE RATE" means, for any day, the greater of (a) the sum of the Federal Funds Rate plus one-half of one percent (0.5%), and (b) the annual interest rate most recently announced by Administrative Agent as its prime rate (or, if the Person then acting as Administrative Agent under this Agreement is not a bank organized under the Governmental Requirements of the United States or any State, then the rate announced by NationsBank, N.A., or any successor thereof, as its prime rate) in effect at its principal office, automatically fluctuating upward and downward with and as specified in each announcement without special notice to Borrowers or any other Person (which prime rate may not necessarily represent the lowest or best rate actually charged to a customer).

         "BASE RATE BORROWING" means a Borrowing bearing interest at the Base Rate plus the Applicable Margin.

         "BORROWING" means (without duplication) any amount disbursed by (a) Lenders to or on behalf of any Borrower under the Loan Documents, or (b) any Lender in accordance with, and to satisfy the obligations of any Borrower under, any Loan Document.

         "BORROWING BASE" is defined in SECTION 4.1.

         "BORROWING BASE PROPERTIES" means each of the Qualified Properties owned by an Obligor and approved by Required Lenders for inclusion in the Borrowing Base in accordance with SECTION 4, and "BORROWING BASE PROPERTY" means any one of the Borrowing Base Properties.

         "BORROWING BASE REPORT" means a report in substantially the form of
SCHEDULE 4.1 certified by a Responsible Officer of each Borrower, setting forth in reasonable detail the total number of Rooms, date placed in service, date acquired, property location, type, Approved Costs, room revenue, base rent, lower tier, upper tier, threshold, percentage rent, real estate taxes, insurance, ground rents, capital expenditure reserve, Adjusted NOI, and a calculation of the Implied Value for each of the Borrowing Base Properties (individually and in the aggregate).

         "BORROWING DATE" means (a) for any Borrowing (i) the date for which funds are requested by Borrowers, or (ii) the date any Borrowing is Converted hereunder to another Type of Borrowing, and (b) for any LC, the date in which an LC is requested by Borrowers.

         "BORROWING REQUEST" means a request substantially in the form of EXHIBIT A and signed by a Responsible Officer of Borrowers.

         "BUSINESS DAY" means (a) for all purposes, any day other than Saturday, Sunday, and any other day that commercial banks are authorized by any Governmental Requirement to be closed in Virginia or New York, and (b) for purposes of any Eurodollar Borrowing, a day that satisfies the requirements of CLAUSE (A) and is a day when commercial banks are open for domestic or international business in London.

         "CAPITAL EXPENDITURES" means any expenditures by a Person for an asset that will be used in years subsequent to the year in which the expenditure is made or which is properly classified in the relevant financial statements of such Person in accordance with GAAP as a capital asset; provided, however, that "CAPITAL EXPENDITURES" shall not include expenditures incurred in connection with (a) Hotels under construction, (b) Hotels that are being substantially refurbished or rehabilitated, or (c) a franchisor's or licensor's product improvement plan.

         "CAPITAL LEASE" means, for any Person, any capital lease or sublease that has been (or under GAAP should be) capitalized on a balance sheet of such Person.

         "CASH AVAILABLE FOR DISTRIBUTION" means, for any Person for any period, Funds from Operations less Capital Expenditures during such period.

         "CASH EQUIVALENTS" means (a) investments and direct obligations of the United States of America or any agency thereof, or obligations fully guaranteed by the United States of America or any agency thereof, provided that such obligations mature within one (1) year of the date of acquisition thereof, (b) commercial paper rated "A-1" or better according to S & P or "P-1" or better according to Moody's and maturing not more than one hundred and eighty (180) days from the date of acquisition thereof, (c) time deposits with, and certificates of deposit and bankers' acceptances issued by, any Agent or any United States bank having capital surplus and undivided profits aggregating at least $1,000,000,000, and (d) mutual funds whose investments are limited to the foregoing.

         "CHANGE IN CONTROL" means the occurrence of any one of the following:
(a) any Person or group of related Persons shall have acquired beneficial ownership of more than thirty-five percent (35%) of the outstanding Stock of the Trust (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder);
(b) during any period of twelve (12) consecutive calendar months, individuals who were members of the Board of Directors of the Trust on the first (1st) day of such period shall cease to constitute at least sixty-six and two-thirds percent (66-2/3%) of the members of the Board of Directors of the Trust; (c) the Trust shall cease to own, directly or indirectly, all of the outstanding Stock of General Partner; or (d) the Trust shall cease to own, directly or indirectly, at least fifty-one percent (51%) of the outstanding Stock of the Partnership.

         "CLOSING DATE" means the date this Agreement is fully executed and delivered.

         "CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "COMMITMENT" means, for a Lender, the amount (which is subject to reduction and cancellation as provided in this Agreement) stated beside such Lender's name on SCHEDULE 1 as most recently amended under this Agreement, as the same may be terminated pursuant to SECTION 11.1, and as the same may be increased or decreased from time to time by further assignment pursuant to
SECTION 13.11.

         "COMMITMENT USAGE" means, at any time, the sum of (a) the Total Principal Debt plus (b) the LC Exposure.

         "COMPANIES" means, without duplication, (a) the Trust, (b) the Partnership; (c) General Partner; and (d) each of their respective Consolidated Affiliates, and "COMPANY" means any one of the Companies.

         "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT B and signed by a Responsible Officer of Borrowers.

         "CONSOLIDATED AFFILIATE" means, in respect of any Person, any other Person in whom such Person holds Stock and whose financial results would be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.

         "CONSTITUENT DOCUMENTS" means, with respect to any Person, its articles or certificate of incorporation, bylaws, partnership agreements, organizational documents, limited liability company agreements, trust agreement, or such other document as may govern such Person's formation, organization, and management.

         "CONTINUE", "CONTINUATION", and "CONTINUED" refers to the continuation pursuant to SECTION 3.10 hereof of a Eurodollar Borrowing from one Interest Period to the next Interest Period.

         "CONVERT," "CONVERSION," and "CONVERTED" shall refer to a conversion pursuant to SECTION 3.10 of one Type of Borrowing into another Type of Borrowing.

         "CREDIT PARTIES" means Agents, Lenders, and Issuing Bank, and "CREDIT PARTY" means any one of the Credit Parties.

         "CURRENT FINANCIALS" means, at any time, the consolidated Financial Statements of the Companies most recently delivered to Agents under SECTION 7.1(A) or 7.1(B), as the case may be.

         "DEBT SERVICE" means, for any Person for any period, the sum of (a) all regularly scheduled principal payments (but excluding any balloon payments) and
(b) all Interest Expense, in each case that is paid or payable during such period in respect of all Liabilities of such Person.

         "DEBTOR RELIEF LAWS" means Title 11 of the United States Code and all other applicable state or federal liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar Governmental Requirements affecting creditors' Rights in effect from time to time.

         "DEFAULT" is defined in SECTION 10.

         "DEFAULTING LENDER" means, as of any date, any Lender that has defaulted on any of its obligations under this Agreement, which default has not been cured or waived as of such date.

         "DEFAULT RATE" means an annual rate of interest equal from day-to-day to the lesser of (a) the Base Rate plus four (4%), and (b) the Maximum Rate.

         "DISTRIBUTION" means, with respect to any Stock issued by a Person, (a) the retirement, redemption, purchase or other acquisition for value of such Stock by such Person, (b) the declaration or payment of any dividend on or with respect to such Stock by such Person, (c) any loan or advance by that Person to, or other investment by that Person in, the holder of any of such Stock, and (d) any other payment by that Person with respect to such Stock.

         "DOCUMENTATION AGENT" is defined in the preamble.

         "EBITDA" means, for any Person for any period, the sum of (a) Net Income, plus (b) depreciation and amortization expense, plus (c) Interest Expense, plus (d) income taxes deducted from Net Income in accordance with GAAP, plus (e) extraordinary losses (and any unusual losses arising in or outside the ordinary course of business of such Person not included in extraordinary losses) determined in accordance with GAAP that have been reflected in the determination of Net Income, minus (f) extraordinary gains (and any unusual gains arising in or outside the ordinary course of business of such Person not included in extraordinary gains) determined in accordance with GAAP that have been reflected in the determination of Net Income.

         "ELIGIBLE ASSIGNEE" means: (a) a Lender; (b) an Affiliate of a Lender; and (c) any other Person approved by each Agent and, unless a Default exists at the time any assignment is effected in accordance with SECTION 13.11, Borrowers, such approval by Borrowers not to be unreasonably withheld or delayed by Borrowers and such approval to be deemed given by Borrowers if no objection is received by the assigning Lender and Administrative Agent from Borrowers within two (2) Business Days after notice of such proposed assignment has been provided by Administrative Agent or the assigning Lender to Borrowers; provided, however, that no Company or any Affiliate of any Company shall qualify as an Eligible Assignee.

         "EMPLOYEE PLAN" means an employee pension benefit plan covered by Title IV of ERISA and established or maintained by any Company.

         "ENVIRONMENTAL LAW" means any and all Governmental Requirements pertaining to health or the environment in effect in any and all jurisdictions in which any Company is conducting, or where any Property of any Company is located and which are applicable to any Company or any Property of any Company, including, without limitation, the Oil Pollution Act of 1990, as amended, ("OPA"), the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980, as amended, ("CERCLA"), the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976, as amended, ("RCRA"), the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection Governmental Requirements. The term "oil" has the meaning specified in OPA, the terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, that (i) in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment, and (ii) to the extent the Governmental Requirements of the state in which any property of any Company is located establish a meaning for "oil," "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

         "EQUITY ISSUANCE" means the issuance or sale by any Company of any Stock, or the exercise of any options, warrants, or other rights to subscribe for or otherwise acquire Stock, of such Company.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

         "EURODOLLAR RATE" means, for any Eurodollar Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Dow Jones Markets Page 3750 (or any successor page) as the London interbank offered rate (LIBOR) for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first
(1st) day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, then the term "Eurodollar Rate" shall mean, for any Eurodollar Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first (1st) day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, then the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%). If neither of such rates is available, then the term "EURODOLLAR RATE" shall mean, for any Eurodollar Borrowing for any Interest Period therefor, the rate at which deposits in United States dollars are offered by Administrative Agent at approximately 11:00 a.m. (London, England time) on the day that is two
(2) Business Days preceding the first (1st) day of such Interest Period to prime banks in the London interbank market and for a period equal to such Interest Period commencing on the first (1st) day of such Interest Period and in an amount equal to Administrative Agent's Pro Rata Share of such Eurodollar Borrowing.

         "EURODOLLAR BORROWING" means a Borrowing bearing interest at the sum of the Adjusted Eurodollar Rate plus the Applicable Margin.

         "EXISTING AGREEMENT" means that certain loan agreement dated May 23, 1997, executed by the Partnership and Nomura Asset Capital Corporation, as modified, amended, supplemented, or restated prior to the Closing Date.

         "FEDERAL FUNDS RATE" means, on any day, the annual rate (rounded upwards, if necessary, to the nearest 0.01%) determined by Administrative Agent (which determination is conclusive and binding, absent manifest error) to be equal to the weighted average of the rates on overnight federal funds transactions with member banks of the Federal Reserve System arranged by federal funds brokers as published by the Federal Reserve Bank of New York on the next successive Business Day; provided, however, that (a) if such determination date is not a Business Day, then the Federal Funds Rate for such day shall be the rate for such transactions on the next preceding Business Day as published on the next successive Business Day, or (b) if those rates are not published for any Business Day, then the Federal Funds Rate shall be the average of the quotations at approximately 10:00 a.m. on such Business Day received by Administrative Agent from three (3) federal funds brokers of recognized standing selected by Administrative Agent in its sole discretion.

         "FINANCIAL STATEMENTS" means, for any Person, balance sheets and statements of earnings, shareholders' equity, and cash flow prepared (a) according to GAAP, (b) except as stated in SECTION 1.4, in comparative form to prior year-end figures or corresponding periods of the preceding fiscal year, as applicable, and (c) on a consolidated basis if that Person had any Consolidated Affiliates during the applicable period.

         "FIXED CHARGES" means, for any Person for any period, the sum of (a) all Debt Service during such period, (b) all Distributions paid or payable during such period in respect of any preferred Stock of such Person, and (c) a Capital Expenditure reserve equal to the greater of (i) four percent (4%) of Gross Room Revenue for such period with respect to all Properties owned by such Person, and (ii) any reserves required under all Operating Leases of such Person during such period.

         "FUNDING LOSS" has the meaning set forth in SECTION 3.18.

         "FUNDS FROM OPERATIONS" means, for any Person for any period, net income plus depreciation and amortization, all as determined in accordance with GAAP; provided that there shall not be included in such calculation (a) any proceeds of any insurance policy, (b) any gain or loss which is classified as "extraordinary" in accordance with GAAP, (c) any capital gains, or (d) net earnings of Unconsolidated Affiliates to the extent such earnings are not distributable to such Person after the request of such Person.

         "GAAP" means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable on the date of this Agreement, subject to changes permitted by SECTION 1.4.

         "GENERAL PARTNER" means Innkeepers Financial Corporation, a Virginia corporation.

         "GOVERNMENTAL AUTHORITY" means, with respect to any Person, property, or business, any (a) local, state, or federal judicial, executive, or legislative instrumentality, (b) private arbitration board or panel acting through binding arbitration or mediation, or (c) central bank having jurisdiction over such Person, property, or business.

         "GOVERNMENTAL REQUIREMENT" means all applicable statutes, laws, treaties, ordinances, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions, and interpretations of any Governmental Authority.

         "GROSS ROOM REVENUE" means, with respect to any Hotel for any period, all revenues from all Rooms in such Hotel during such period.

         "HAZARDOUS SUBSTANCE" means any substance (a) the presence of which requires removal, remediation, or investigation under any Environmental Law, or
(b) that is defined or classified as a hazardous waste, hazardous material, pollutant, contaminant, or toxic or hazardous substance under any Environmental Law.

         "HOTEL" means any Property operated as a hotel, inn, or otherwise having Rooms.

         "IMPLIED DEBT SERVICE" means, as of any date, the annual Debt Service required to amortize the outstanding Commitment Usage as of such date assuming equal monthly payments of principal and interest over a period of twenty (20) years at an annual rate of interest equal to the greater of (a) two and one-quarter of one percent (2.25%) in excess of the most-recent rate published on such date in the United States Federal Reserve Statistical Release (H.15) for 7-year Treasury Constant Maturities, and (b) nine percent (9%).

         "IMPLIED VALUE" has the meaning set forth in SECTION 4.1(B).

         "INDEBTEDNESS" means, for any Person, all Liabilities of such Person, excluding accounts payable and accrued expenses in each case incurred in the ordinary course of business and the payment of which is not past-due (unless payment is being contested in good faith by appropriate proceedings diligently conducted and for which reserves in accordance with GAAP or otherwise reasonably acceptable to Agents have been provided).

         "INTEREST EXPENSE" means, for any Person for any period, all of such Person's paid, accrued, or amortized interest expense on such Person's Indebtedness (whether direct, indirect, or contingent, and including interest on all convertible Indebtedness).

         "INTEREST PERIOD" has the meaning set forth in SECTION 3.9.

         "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, or other similar agreement or arrangement designed to protect any Person against fluctuations in interest rates.

         "INVESTMENT GRADE RATING" means that (a) if both the Moody's Rating and the S & P Rating are in effect, then both (i) the Moody's Rating equals Baa3 or better, and (ii) the S & P Rating equals BBB- or better, or (b) if only one of the Moody's Rating or the S & P Rating shall be in effect, then (i) either the Moody's Rating equals Baa3 or better or the S & P Rating equals BBB- or better, and (ii) such rating is supported by the corresponding rating of Duff & Phelps Credit Rating Co., Fitch Investors Service, L.P., or another rating agency acceptable to Agents.

         "ISSUING BANK" is defined in the preamble.

         "JF HOTEL LESSEES" means the Lessees listed on SCHEDULE 2.1, and "JF HOTEL LESSEE" means any one of the JF Hotel Lessees.

         "LC" means a documentary or standby letter of credit issued for the account of any Borrower by Issuing Bank under this Agreement and under an LC Agreement.

         "LC AGREEMENT" means a letter of credit application and agreement (in form and substance satisfactory to Issuing Bank) executed by Borrowers and submitted to Issuing Bank for an LC for the account of such Borrowers.

         "LC EXPOSURE" means, without duplication, the sum of (a) the total face amount of all undrawn and uncancelled LCs plus (b) the total unpaid reimbursement obligations of Borrowers under drawings under any LC.

         "LC REQUEST" means a request substantially in the form of EXHIBIT C executed by a Responsible Officer of Borrowers.

         "LC SUB-FACILITY" means a sub-facility of the Commitments for the issuance of LCs, as described in SECTION 2.3, under which the LC Exposure (a) may never collectively exceed $20,000,000, and (b) together with the Total Principal Debt may never exceed the Total Commitment.

         "LENDERS" is defined in the preamble.

         "LESSEES" means each lessee of any Hotel pursuant to an Operating Lease, and "LESSEE" means any one of the Lessees.

         "LIABILITIES" means (without duplication), for any Person, (a) any indebtedness, liabilities, or obligations required by GAAP to be classified upon such Person's balance sheet as liabilities, (b) any liabilities secured (or for which the holder of the Liability has an existing Right, contingent or otherwise, to be so secured) by any Lien existing on Property owned or acquired by that Person, (c) any obligations that have been (or under GAAP should be) capitalized for financial reporting purposes, including all Capital Leases, (d) any guaranties, endorsements, and other contingent obligations with respect to the principal of the Liabilities or obligations of others, and (e) the greater of (i) such Person's Share of any Liabilities of Unconsolidated Affiliates, and
(ii) the amount of any Liabilities of Unconsolidated Affiliates in which the holder of such Liabilities has recourse against such Person for repayment, and "LIABILITY" means any of the Liabilities. "LIABILITIES" shall not include any amounts attributable to minority interests disclosed in the consolidated Financial Statements of the Companies.

         "LIEN" means any lien, mortgage, security interest, pledge, assignment, charge, title retention agreement, or encumbrance of any kind and any other substantially similar arrangement for a creditor's claim to be satisfied from assets or proceeds prior to the claims of other creditors or the owners.

         "LITIGATION" means any action by or before any Governmental Authority.

         "LOAN DOCUMENTS" means (a) this Agreement, certificates, and reports delivered under this Agreement, and exhibits and schedules to this Agreement,
(b) the Notes, (c) any Interest Rate Agreements with any Lender specifically relating to the Obligation, (d) all other agreements, documents, and instruments executed by Borrowers in favor of any of the Credit Parties (or any Agent on behalf of the Credit Parties) ever delivered in connection with or under this Agreement, (e) all LCs and LC Agreements, and (f) all renewals, extensions, and restatements of, and amendments and supplements to, any of the foregoing.

         "MARKETABLE SECURITIES" means Stock that is (a) regularly traded on a nationally recognized United States public exchange or market acceptable to Agents on which securities, debt instruments, and/or mutual funds are regularly traded, and (b) not subject to any federal or state securities laws or other laws which restrict or limit its sale or transfer.

         "MATERIAL ADVERSE EVENT" means any circumstance or event that, individually or collectively with other circumstances or events, reasonably is expected to result in any (a) material impairment of the ability of any Borrower to perform any of its respective payment or other obligations under any Loan Document, (b) material impairment of the ability of any Credit Party to enforce
(i) any of the obligations of any Borrower under this Agreement or the other Loan Documents, or (ii) any of their respective Rights under the Loan Documents, or (c) material and adverse effect on the financial condition of the Companies, taken as a whole, or any Borrower.

         "MATURITY DATE" means February 17, 2001 as such date may be extended pursuant to SECTION 3.21.

         "MATERIAL ENVIRONMENTAL EVENT" means, with respect to any Borrowing Base Property, (a) a violation of any Environmental Law with respect to such Borrowing Base Property, or (b) the presence of any Hazardous Substance on, about, or under such Borrowing Base Property that, under or pursuant to any Environmental Law, would require remediation, if in the case of either (A) or
(B), such event or circumstance could result in a material adverse affect on the value or operations of such Borrowing Base Property.

         "MAXIMUM AMOUNT" and "MAXIMUM RATE" respectively mean, for an Agent or a Lender, the maximum non-usurious amount and the maximum non-usurious rate of interest that, under applicable Governmental Requirement, such Agent or Lender is permitted to contract for, charge, take, reserve, or receive on the Obligation.

         "MOODY'S" means Moody's Investors Service, Inc., or, if Moody's no longer publishes ratings, then another ratings agency acceptable to Agents.

         "MOODY'S RATING" means the most recently-announced actual or implied rating from time to time of Moody's assigned to any class of long-term senior, unsecured debt securities issued by the Trust, as to which no letter of credit, guaranty, or third party credit support is in place, regardless of whether all or any part of such Indebtedness has been issued at the time such rating was issued.

         "MULTI-EMPLOYER PLAN" means a multi-employer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code to which any Borrower or any of its Consolidated Affiliates (or any Person that, for purposes of Title IV of ERISA, is a member of any Borrower's controlled group or is under common control with any Borrower within the meaning of Section 414 of the Code) is making, or has made, or is accruing, or has accrued, an obligation to make contributions.

         "NET INCOME" means, for any Person for any period, the net earnings (or loss) after taxes of such Person determined in accordance with GAAP.

         "NET PROCEEDS" means, with respect to any Equity Issuance by any Company, the amount of cash received by such Company in connection with such transaction after deducting therefrom the aggregate, without duplication, of the following amounts to the extent properly attributable to such transaction: (a) reasonable brokerage commissions, attorneys' fees, finder's fees, financial advisory fees, accounting fees, underwriting fees, investment banking fees, and other similar commissions and fees (and expenses and disbursements of any of the foregoing), in each case, to the extent paid by such Company; (b) printing and related expenses and filing, recording, or registration fees or charges or similar fees or charges paid by such Company; and (c) taxes paid or payable by such Company to any Governmental Authority as a result of such transaction.

         "NOTES" means one of the promissory notes substantially in the form of EXHIBIT D, and "NOTE" means any one of the Notes.

         "OBLIGATION" means all present and future indebtedness and obligations, and all renewals, increases, and extensions thereof, or any part thereof, now or hereafter owed to any Credit Party by any Borrower under any Loan Document, together with all interest accruing thereon, fees, costs, and expenses (including all reasonable attorneys' fees and expenses incurred in the enforcement or collection thereof) payable under the Loan Documents or in connection with the protection of Rights under the Loan Documents.

         "OBLIGORS" means Borrowers and Subsidiary Guarantors, and "OBLIGOR" means any one of the Obligors.

         "OPERATING LEASE" means, with respect to any Hotel owned or ground leased by a Company, the lease agreement executed by such Company and the Lessee of such Hotel.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereof, established under ERISA.

         "PERMITTED DISTRIBUTIONS" means: (a) for the Trust in any fiscal year of the Trust, the greater of (i) the lesser of (A) an amount not to exceed ninety percent (90%) of the Trust's Funds from Operations for the immediately preceding fiscal year, and (B) an amount not to exceed the Trust's Cash Available for Distribution for the immediately preceding fiscal year, and (ii) the amount of Distributions required to be paid during such fiscal year in order for the Trust to qualify as a REIT; and (b) for the Partnership in any fiscal year of the Partnership, the amount of Distributions required to be paid during such fiscal year in order for the Trust to qualify as a REIT.

         "PERMITTED LIENS" means:

         (A) Liens, if any, granted to any Agent, for the ratable benefit of the Credit Parties, to secure the Obligation;

         (B) pledges or deposits made to secure payment of worker's compensation (or to participate in any fund in connection with worker's compensation insurance), unemployment insurance, pensions, or social security programs;

         (C) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real Property, provided that such items do not materially impair the use of such Property for the purposes intended and none of which is violated in any material respect by existing or proposed structures or land use;

         (D) Liens imposed by mandatory provisions of any Governmental Requirement such as for materialmen's, mechanic's, warehousemen's, and other like Liens arising in the ordinary course of business, securing payment of any Liability whose payment is not yet due or that is being contested in good faith by appropriate proceedings diligently conducted, and for which reserves in accordance with GAAP or other security (and otherwise reasonably acceptable to Agents) have been provided;

         (E) Liens for taxes, assessments, and governmental charges or assessments that are not yet due and payable or that are being contested in good faith by appropriate proceedings diligently conducted, and for which reserves in accordance with GAAP or other security (and otherwise reasonably acceptable to Agents) have been provided; and

         (F) Liens securing assessments or charges payable to a Property owner association or similar entity, which assessments are not yet due and payable or that are being contested in good faith by appropriate proceedings diligently conducted, and for which reserves in accordance with GAAP or other security (and otherwise reasonably acceptable to Agents) have been provided.

         "PERSON means any individual, trust, corporation, partnership, limited liability company, joint venture, unincorporated organization, or other similar entity, or any Governmental Authority.

         "POTENTIAL DEFAULT" means the occurrence of any event or the existence of any circumstance that could, upon notice or lapse of time or both, become a Default.

         "PRINCIPAL DEBT" means, for a Lender and at any time, the unpaid principal balance of all outstanding Borrowings from such Lender hereunder as of such date.

         "PROPERTY" means assets and properties, whether real, personal, or mixed, tangible or intangible.

         "PRO RATA" and "PRO RATA SHARE" means, when determined for any Lender, the proportion (stated as a percentage) that (a) such Lender's Commitment, or, if the Total Commitments shall have been terminated, then of the sum of (without duplication) (i) the Principal Debt of such Lender's Note plus (ii) the LC Exposure of such Lender, bears to (b) the Total Commitment, or, if the Total Commitments have been terminated, then of the sum of (without duplication) (i) the Total Principal Debt of the Notes plus (ii) the LC Exposure of all Lenders.

         "QUALIFIED PROPERTY" has the meaning set forth in SECTION 4.2(B).

         "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "REIT" means a "real estate investment trust" for purposes of the Code.

         "REPRESENTATIVES" means representatives, officers, directors, employees, attorneys, and agents.

         "REQUIRED LENDERS" means, as of any date, any combination of Lenders (other than Defaulting Lenders) who collectively hold eighty percent (80%) or more of the Total Commitments (excluding the Commitments of Defaulting Lenders), or if the Total Commitments have been terminated, then of the sum of (without duplication) (a) the Total Principal Debt of the Notes (other than of any Defaulting Lenders) plus (b) the LC Exposure of all Lenders (other than of any Defaulting Lenders).

         "RESERVE REQUIREMENT" means, with respect to any Eurodollar Borrowing for the relevant Interest Period, the actual aggregate reserve requirements (including all basic, supplemental, emergency, special, marginal, and other reserves required by applicable Governmental Requirement) applicable to a member bank of the Federal Reserve System for eurocurrency fundings or liabilities.

         "RESPONSIBLE OFFICER" means, for any Person, any chairman, president, chief executive officer, chief financial officer, controller, secretary, executive vice president, or senior vice president of such Person.

         "RIGHTS" means rights, remedies, powers, privileges, and benefits.

         "ROOMS" means rooms or suites in service in an existing and operating extended stay, full service, or limited service hotel.

         "SECURED DEBT" means, for any Person, Indebtedness of such Person secured by Liens (other than Permitted Liens) in any of such Person's Properties or other assets.

         "SHARE" means, for any Person, such Person's share of the assets, liabilities, revenues, income, losses, or expenses of an Unconsolidated Affiliate based upon such Person's percentage ownership of the Stock of such Unconsolidated Affiliate.

         "SOLVENT" means, as to a Person, that (a) the aggregate fair market value of its assets exceeds its Liabilities, and (b) such Person is able to pay and is paying its Liabilities as they mature.

         "S & P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., a New York corporation, or if S & P no longer publishes ratings, then another ratings agency acceptable to Agents.

         "S & P RATING" means the most recently-announced actual or implied rating from time to time of S & P assigned to any class of long-term senior, unsecured debt securities issued by the Trust, as to which no letter of credit, guaranty, or third party credit support is in place, regardless of whether all or any part of such Indebtedness has been issued at the time such rating was issued.

         "STOCK" means all shares, options, warrants, general or limited partnership interests, membership interests, or other ownership interests (regardless of how designated) of or in a corporation, partnership, limited liability company, trust, or other entity, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

         "SUBSIDIARY GUARANTORS" has the meaning set forth in SECTION 4.2(B), and "SUBSIDIARY GUARANTOR" means any one of the Subsidiary Guarantors.

         "SUBSIDIARY GUARANTY" means the Unconditional Guaranty of Payment dated of even date herewith, executed by each of the Subsidiary Guarantors in favor of the Credit Parties, and substantially in the form of EXHIBIT C.

         "SUMMERFIELD LESSEES" means the Lessees listed on SCHEDULE 2.2, and "SUMMERFIELD LESSEE" means any one of the Summerfield Lessees.

         "TANGIBLE NET WORTH" means, as of any date, (a) Total Assets, minus (b) all Liabilities of the Companies, on a consolidated basis, as of such date.

         "TAXES" means, for any Person, taxes, assessments, or other governmental charges or levies imposed upon it, its income, or any of its properties, franchises, or assets.

         "TERMINATION DATE" means the earlier of (a) the Maturity Date, and (b) the effective date that Lenders' commitments to lend hereunder are otherwise canceled or terminated in accordance with this Agreement.

         "TOTAL ASSETS" means, for the Companies, on a consolidated basis, as of any date, all assets of such Person determined in accordance with GAAP.

         "TOTAL COMMITMENT" means, at any time, the sum of the Commitments of all Lenders in the original amount of $250,000,000.

         "TOTAL INDEBTEDNESS TO IMPLIED VALUE RATIO" means, as of any date, the ratio of (a) all Indebtedness of the Companies, on a consolidated basis, as of such date, to (b) the sum of (i) the Implied Value of all Hotels owned by the Companies and that have been in service for more than twelve (12) months as of the determination date, plus (ii) the Approved Costs of all Hotels owned by the Companies and that have been in service for less than twelve (12) months as of the determination date, plus (iii) the Approved Costs of all Hotels under construction to the extent financed with Advances under this Agreement, plus
(iv) the sum of the Companies' investment in all cash, Cash Equivalents, and Marketable Securities.

         "TOTAL PRINCIPAL DEBT" means, at any time, the sum of the Principal Debt of all Lenders.

         "TYPE" means any type of Borrowing determined with respect to the applicable interest option.

         "UNCONSOLIDATED AFFILIATE" means, in respect of any Person, any other Person in whom such Person holds Stock and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.

         "UNUSED COMMITMENT" means, as of any date, (a) the Total Commitment minus (b) the Commitment Usage.

         1.2 TIME REFERENCES. Unless otherwise specified in the Loan Documents
(a) time references are to time in McLean, Virginia, and (b) in calculating a period from one date to another, the word "from" means "from and including" and the word "to" or "until" means "to but excluding."

         1.3 OTHER REFERENCES. Unless otherwise specified in the Loan Documents
(a) where appropriate, the singular includes the plural and vice versa, and words of any gender include each other gender, (b) headings and caption references may not be construed in interpreting provisions, (c) monetary references are to currency of the United States of America, (d) section, paragraph, annex, schedule, exhibit, and similar references are to the particular Loan Document in which they are used, (e) references to "telecopy," "facsimile," "fax," or similar terms are to facsimile or telecopy transmissions,
(f) references to "including" mean including without limiting the generality of any description preceding that word, (g) the rule of construction that references to general items that follow references to specific items are limited to the same type or character of those specific items is not applicable in the Loan Documents, (h) references to any Person include that Person's heirs, personal representatives, successors, trustees, receivers, and permitted assigns, (i) references to any Governmental Requirement include every amendment or supplement to it, rule and regulation adopted under it, and successor or replacement for it, and (j) references to any Loan

Document or other document include every renewal and extension of it, amendment and supplement to it, and replacement or substitution for it.

         1.4 ACCOUNTING PRINCIPLES. Under the Loan Documents, unless otherwise stated, (a) GAAP determines all accounting and financial terms and compliance with financial covenants, (b) GAAP in effect on the date of this Agreement determines compliance with financial covenants, (c) otherwise, all accounting principles applied in a current period must be comparable (except for changes in accounting principles adequately disclosed and in conformity with GAAP) in all material respects to those applied during the preceding comparable period, and
(d) all accounting and financial terms and compliance with financial covenants must be for the Companies, on a consolidated basis, as applicable. If there is a change in GAAP after the date hereof, then each Compliance Certificate shall include calculations setting forth the adjustments from the relevant financial items as shown in the Current Financials, based on the then-current GAAP, to the corresponding financial items based on GAAP as used in the Current Financials delivered to Agents on or prior to the date hereof, so as to demonstrate how such financial covenant compliance was derived from the Current Financials.

         1.5 JOINT AND SEVERAL.

         (A) All representations contained herein shall be deemed individually made by each Borrower, and each of the covenants, agreements, and obligations set forth herein shall be deemed to be the joint and separate covenants, agreements, and obligations of each Borrower. Any notice, request, consent, report, or other information or agreement delivered to any Credit Party by any Borrower shall be deemed to be ratified by, consented to, and also delivered by the other Borrowers. Each Borrower recognizes and agrees that each covenant and agreement of a "Borrower" and "Borrowers" in this Agreement and in any other Loan Document shall create a joint and several obligation of such entities, which may be enforced against such entities jointly, or against each entity separately.

         (B) Each Borrower hereby irrevocably and unconditionally agrees: (i) that it is jointly and severally liable to the Credit Parties for the full and prompt payment of the Obligation and the performance by each Borrower of its obligations hereunder in accordance with the terms hereof; (ii) to fully and promptly perform all of its obligations hereunder with respect to the Obligation; and (iii) as a primary obligation to indemnify each Credit Party on demand for and against any loss (excluding losses arising out of the gross negligence or willful misconduct of any Credit Party) incurred by such Credit Party as a result of any of the obligations of any one or more of Borrowers being or becoming void, voidable, unenforceable, or ineffective for any reason whatsoever, whether or not known to any Credit Party or any Person, the amount of such loss (excluding losses arising out of the gross negligence or willful misconduct of any Credit Party) being the amount which the Credit Parties would otherwise have been entitled to recover from any one or more Borrowers.

                                    SECTION 2

                                   COMMITMENT

         2.1 REVOLVING FACILITY. Subject to the provisions in the Loan Documents, each Lender severally and not jointly agrees to lend to Borrowers such Lender's Pro Rata Share of one or more Borrowings hereunder which Borrowers may borrow, repay, and reborrow under this Agreement, subject to the following conditions:

         (A) each Borrowing requested by Borrowers hereunder must occur on a Business Day and no later than the Business Day immediately preceding the Termination Date;

         (B) each Borrowing requested by Borrowers must be in an amount not less than $1,000,000 or a greater multiple of $100,000;

         (C) the Commitment Usage may not exceed the lesser of (i) the Borrowing Base, and (ii) the Total Commitment; and

         (D) the sum of (i) each Lender's Principal Debt plus (ii) such Lender's Pro Rata Share of the LC Exposure may not exceed such Lender's Commitment.

         2.2 BORROWING PROCEDURE. The following procedures apply to Borrowings:

         (A) Borrowers may request a Borrowing by submitting to Agents a Borrowing Request; provided, however, that Borrowers may not request more than three (3) Borrowings (other than a Continuation or Conversion of an existing Borrowing) in any calendar month. The Borrowing Request must be received by Agents no later than 11:00 a.m. on (i) the third (3rd) Business Day preceding the Borrowing Date for any Eurodollar Borrowing, or (ii) the Business Day preceding the Borrowing Date for any Base Rate Borrowing. Administrative Agent shall promptly notify each Lender of its receipt of any Borrowing Request and its contents. A Borrowing Request is irrevocable and binding on Borrowers.

         (B) By 11:00 a.m. on the applicable Borrowing Date, each Lender shall remit its Pro Rata Share of each requested Borrowing by wire transfer to Administrative Agent pursuant to Administrative Agent's wire transfer instructions on SCHEDULE 1 (or as otherwise directed by Administrative Agent) in funds that are available for immediate use by Administrative Agent. Subject to receipt of such funds, Administrative Agent shall make such funds available to Borrowers in McLean, Virginia at 2:00 p.m. on such Borrowing Date (unless it has actual knowledge that any applicable condition precedent has not been satisfied by Borrowers).

         (C) Absent contrary written notice from a Lender, Administrative Agent may assume that each Lender has made its Pro Rata Share of the requested Borrowing available to Administrative Agent on the applicable Borrowing Date, and Administrative Agent may, in reliance upon such assumption (but is not required to), make available to Borrowers a corresponding amount. If a Lender fails to make its Pro Rata Share of any requested Borrowing available to Administrative Agent on the applicable Borrowing Date, then Administrative Agent may recover the applicable amount on demand (i) from such Lender, together with interest at the Federal Funds Rate for the period commencing on the date the amount was made available to Borrowers by Administrative Agent and ending on (but excluding) the date Administrative Agent recovers the amount from such Lender, or (ii) if such Lender fails to pay its amount upon Administrative Agent's demand, then from Borrowers, together with interest at an annual interest rate equal to the rate applicable to the requested Borrowing for the period commencing on the Borrowing Date and ending on (but excluding) the date Administrative Agent recovers the amount from Borrowers. No Lender is responsible for the failure of any other Lender to make its Pro Rata Share of any Borrowing.

         2.3 LETTERS OF CREDIT.

         (A) CONDITIONS. Subject to the terms and conditions of this Agreement, Issuing Bank agrees, if requested by Borrowers, to issue LCs upon Borrowers' making or delivering an LC Request and delivering an LC Agreement, both of which must be received by Agents and Issuing Bank no later than the third (3rd) Business Day before the Business Day on which the requested LC is to be issued, provided that (i) no LC may expire after a date that is one (1) month before the Maturity Date, (ii) the LC Exposure may not exceed the limitations in the definition of LC Sub-facility, (iii) each LC must expire no later than one (1) year following its issuance, (iv) the limitations in SECTIONS 2.1(C) and (D) may not be exceeded, and (v) each LC must be in the minimum amount of $50,000.

         (B) PARTICIPATION. Immediately upon Issuing Bank's issuance of any LC, Issuing Bank shall be deemed to have sold and transferred to each other Lender, and each other Lender shall be deemed irrevocably and unconditionally to have purchased and received from Issuing Bank, without recourse or warranty, an undivided interest and participation to the extent of such Lender's Pro Rata Share in the LC and all applicable Rights of Issuing Bank in the LC -- other than Rights to receive certain fees provided in SECTION 3.20(D) to be for Issuing Bank's sole account.

         (C) REIMBURSEMENT OBLIGATION. To induce Issuing Bank to issue and maintain LCs, and to induce Lenders to participate in issued LCs, Borrowers agree, jointly and severally, to pay or reimburse Issuing Bank (i) on the second
(2nd) Business Day after Issuing Bank notifies Agents and Borrowers that Issuing Bank has made payment under a LC, the amount paid by Issuing Bank, and (ii) within five (5) Business Days after demand, the amount of any additional fees Issuing Bank customarily charges for amending LCs Agreements, for honoring drafts under LCs, and for taking similar action in connection with letters of credit. If Borrowers have not reimbursed Issuing Bank for any drafts paid by the date on which reimbursement is required under this SECTION, then Administrative Agent is irrevocably authorized to fund Borrowers' reimbursement obligations as a Base Rate Borrowing if the conditions in this Agreement for such a Borrowing (other than any notice requirements or minimum funding amounts) have, to each Agent's knowledge, been satisfied. Borrower shall have the right to Convert such Base Rate Borrowing to a Eurodollar Borrowing pursuant to the terms and conditions set forth in SECTION 3.10. The proceeds of that Borrowing shall be advanced directly to Issuing Bank to pay Borrowers' unpaid reimbursement obligations. If funds cannot be advanced as a result of Borrowers' failure to satisfy any condition precedent set forth in SECTION 5, then Borrowers' reimbursement obligation shall constitute a demand obligation. Borrowers' obligations under this SECTION are absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment that any Borrower may have at any time against Issuing Bank or any other Person. From the date that Issuing Bank pays a draft under a LC that is not repaid with a Borrowing as described above until Borrowers either reimburse or are obligated to reimburse Issuing Bank for that draft under this SECTION, the amount of that draft bears interest payable to Issuing Bank at the rate then applicable to Base Rate Borrowings. From the demand date of the respective amounts due under this SECTION, to the date paid (including any payment from proceeds of a Base Rate Borrowing), unpaid reimbursement amounts accrue interest that is payable on demand at the Default Rate.

         (D) GENERAL. Issuing Bank shall promptly notify Agents and Borrowers of the date and amount of any draft presented for honor under any LC (but failure to give notice will not affect Borrowers' obligations under this Agreement). Issuing Bank shall pay the requested amount upon presentment of a draft unless presentment on its face does not comply with the terms of the applicable LC. Borrowers' reimbursement obligations to Issuing Bank and Lenders, and each Lender's obligations to Issuing Bank, under this SECTION are absolute and unconditional irrespective of, and Issuing Bank is not responsible for, (i) the validity, enforceability, sufficiency, accuracy, or genuineness of documents or endorsements (even if they are in any respect invalid, unenforceable, insufficient, inaccurate, fraudulent, or forged), (ii) any dispute by any Company with or any Company's claims, setoffs, defenses, counterclaims, or other Rights against any Credit Party or any other Person, or (iii) the occurrence of any Potential Default or Default. However, nothing in this Agreement constitutes a waiver of Borrowers' Rights to assert any claim or defense based upon the gross negligence or willful misconduct of any Credit Party. Issuing Bank shall promptly pay to Administrative Agent for Administrative Agent to promptly distribute reimbursement payments received from any Borrower to all Lenders according to their Pro Rata Share.

         (E) OBLIGATION OF LENDERS. If Borrowers fail to reimburse Issuing Bank as provided in SECTION 2.3(C) by the date on which reimbursement is due under that SECTION, and funds cannot be advanced under the SECTION 2.1 to satisfy the reimbursement obligations, then Administrative Agent shall promptly notify each Lender of Borrowers' failure, of the date and amount paid, and of each Lender's Pro Rata Share of the unreimbursed amount. Each Lender shall promptly and unconditionally make available to Administrative Agent, for the account of Issuing Bank, in immediately available funds its Pro Rata Share of the unpaid reimbursement obligation, subject to the limitations of SECTION 2.1(D). Funds are due and payable to Administrative Agent before the close of business on the Business Day when Administrative Agent gives notice to each Lender of Borrowers' reimbursement failure (if notice is given before 1:00 p.m.) or on the next succeeding Business Day (if notice is given after 1:00 p.m.). All amounts payable by any Lender accrue interest after the due date at the Federal Funds Rate from the day the applicable draft or draw is paid by Administrative Agent to (but not including) the date the amount is paid by such Lender to Administrative Agent. Upon receipt of any such funds, Administrative Agent shall make them available to Issuing Bank.

         (F) DUTIES OF ISSUING BANK. Each Credit Party and each Borrower agree that, in paying any draft under any LC, Issuing Bank has no responsibility to obtain any document (other than any documents expressly required by the respective LC) or to ascertain or inquire as to any document's validity, enforceability, sufficiency, accuracy, or genuineness or the authority of any Person delivering it. Neither Issuing Bank nor its Representatives will be liable to any Credit Party or any Company for any LC's use or for any beneficiary's acts or omissions (INCLUDING, WITHOUT LIMITATION, ANY ACTS OR OMISSIONS CONSTITUTING ORDINARY NEGLIGENCE). Any action, inaction, error, delay, or omission taken or suffered by Issuing Bank or any of its Representatives in connection with any LC, applicable drafts or documents, or the transmission, dispatch, or delivery of any related message or advice, if in good faith and in conformity with applicable Governmental Requirements and in accordance with the standards of care specified in the Uniform Customs and Practices for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (as amended or modified), is binding upon the Companies and the Credit Parties and, except as provided in SECTION 2.3(E), does not place Issuing Bank or any of its Representatives under any resulting liability to any Company or any Credit Party. Issuing Bank is not liable to any Company or any Credit Party for any action taken or omitted, in the absence of gross negligence or willful misconduct, by Issuing Bank or its Representative in connection with any LC.

         (G) CASH COLLATERAL. On the Termination Date and if requested by Required Lenders while a Default exists, Borrowers shall provide Administrative Agent, for the benefit of Issuing Bank and Lenders, cash collateral in an amount to equal the then-existing LC Exposure.

         (H) INDEMNIFICATION. EACH BORROWER SHALL PROTECT, INDEMNIFY, PAY, AND SAVE EACH CREDIT PARTY, AND THEIR RESPECTIVE REPRESENTATIVES, HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, DAMAGES, COSTS, CHARGES, AND EXPENSES (INCLUDING

REASONABLE ATTORNEYS' FEES) WHICH ANY OF THEM MAY INCUR OR BE SUBJECT TO AS A CONSEQUENCE OF THE ISSUANCE OF ANY LC, ANY DISPUTE ABOUT IT, OR THE FAILURE OF ISSUING BANK TO HONOR A DRAW REQUEST UNDER ANY LC AS A RESULT OF ANY ACT OR OMISSION (WHETHER RIGHT OR WRONG) OF ANY PRESENT OR FUTURE GOVERNMENTAL AUTHORITY. ALTHOUGH EACH CREDIT PARTY, AND THEIR RESPECTIVE REPRESENTATIVES, HAVE THE RIGHT TO BE INDEMNIFIED UNDER THIS AGREEMENT FOR ITS OR THEIR OWN ORDINARY NEGLIGENCE, NO PERSON IS ENTITLED TO INDEMNITY UNDER THE FOREGOING FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

         (I) LC AGREEMENTS. Although referenced in any LC, terms of any particular agreement or other obligation to the beneficiary are not incorporated into this Agreement in any manner. The fees and other amounts payable with respect to each LC are as provided in this Agreement, drafts under each LC are part of the Obligation, only the events specified in this Agreement as a Default shall constitute a default under any LC or LC Agreement, and the terms of this Agreement control any conflict between the terms of this Agreement and any LC Agreement.

         2.4 COMPETITIVE BID FACILITY. If the Trust achieves an Investment Grade Rating, then Lenders agree that, upon the written request of Borrowers to Agents, Borrowers and the Credit Parties shall enter into negotiations to amend this Agreement to provide for an uncommitted competitive advance facility pursuant to which Borrowers may obtain competitive advances from Lenders through an auction mechanism. The competitive advance facility shall include terms, conditions, and fees acceptable to Borrowers and the Credit Parties.

                                    SECTION 3

                                TERMS OF PAYMENT

         3.1 NOTES AND PAYMENTS.

         (A) The Total Principal Debt shall be evidenced by the Notes, which Notes shall be payable by each Borrower, jointly and severally, to Lenders in the aggregate stated principal amount of the Total Commitment, or so much thereof as shall be outstanding at maturity.

         (B) Borrowers must make each payment and prepayment on the Obligation, without offset, counterclaim, or deduction, to Administrative Agent's principal office in McLean, Virginia, in Dollars that will be available for immediate use by Administrative Agent by 2:00 p.m. on the day due. Payments received after such time shall be deemed received on the next Business Day. Administrative Agent shall pay to each Lender any payment to which such Lender is entitled on the same day Administrative Agent receives the funds from Borrowers if Administrative Agent receives the payment or prepayment before 2:00 p.m., and otherwise before 2:00 p.m. on the following Business Day. If and to the extent that Administrative Agent does not make payments to any Lender when due, then Administrative Agent shall be obligated to pay to such Lender such unpaid amounts together with interest at the Federal Funds Rate from the due date until (but not including) the payment date.

         3.2 INTEREST AND PRINCIPAL PAYMENTS.

         (A) INTEREST PAYMENTS.

                  (i) Subject to SECTION 13.2, accrued interest on each Base Rate Borrowing is due and payable on the last day of each calendar month during the term of this Agreement, commencing on February 28, 1998, and on the Termination Date; provided, however, that interest with respect to any Base Rate Borrowing shall also be due and payable on the Conversion date of any such Borrowing to a Eurodollar Borrowing.

                  (ii) Subject to SECTION 13.2, accrued interest on each Eurodollar Borrowing shall be due and payable as it accrues on the last day of its respective Interest Period; provided that if any Interest Period is greater than three (3) months, then accrued interest shall also be due and payable on the date that is three (3) months after the commencement of such Interest Period.

         (B) PRINCIPAL PAYMENTS. The Total Principal Debt is due and payable on the Termination Date.

         (C) VOLUNTARY PREPAYMENT. Borrowers may voluntarily repay or prepay all or any part of the Total Principal Debt at any time without premium or penalty, subject to the following conditions:

                  (I) Agents must receive Borrowers' written payment notice by
         (A) 11:00 a.m. on the Business Day preceding the date of payment of a Eurodollar Borrowing, and (B) 2:00 p.m. on the Business Day preceding the date of payment of a Base Rate Borrowing, which shall specify the payment date and the Type and amount of the Borrowing(s) to be paid, and which shall constitute an irrevocable and binding obligation of Borrowers to make a repayment or prepayment on the designated date;

                  (II) each partial repayment or prepayment must be in a minimum amount of at least $500,000 and be an integral multiple of $100,000, or, if such repayment or prepayment is less than $500,000, then equal to the Total Principal Debt plus all accrued interest thereon; and

                  (III) Borrowers shall pay any related Funding Loss upon demand.

         3.3 INTEREST OPTIONS. Except as specifically otherwise provided, Borrowings shall bear interest at an annual rate equal to the lesser of (a) the Base Rate plus the Applicable Margin, or the Adjusted Eurodollar Rate plus the Applicable Margin (in each case as designated or deemed designated by Borrowers and, in the case of Eurodollar Borrowings, for the Interest Period designated by Borrowers), and (b) the Maximum Rate. Each change in the Base Rate and Maximum Rate is effective, without notice to Borrowers or any other Person, upon the effective date of change.

         3.4 QUOTATION OF RATES. A Representative of Borrowers may call Administrative Agent before delivering a Borrowing Request to receive an indication of the interest rates then in effect, but the indicated rates do not bind Administrative Agent or Lenders or affect the interest rate that is actually in effect when Borrowers deliver its Borrowing Request or on the Borrowing Date.

         3.5 DEFAULT RATE. If permitted by applicable law, all past-due Principal Debt (at its stated maturity or upon acceleration) and past-due interest accruing on any of the foregoing, shall bear interest from the date of any Default at the Default Rate until paid, regardless of whether payment is made before or after entry of a judgment.

         3.6 INTEREST RECAPTURE. If the designated interest rate applicable to any Borrowing exceeds the Maximum Rate, then the interest rate on that Borrowing is limited to the Maximum Rate, provided that any subsequent reductions in the designated rate shall not reduce the interest rate thereon below the Maximum Rate until the total amount of accrued interest equals the amount of interest that would have accrued if that designated rate had always been in effect. If at maturity (stated or by acceleration), or at final payment of the Notes, the total interest paid or accrued is less than the interest that would have accrued if the designated rates had always been in effect, then, at that time and to the extent permitted by applicable law, then Borrowers shall pay an amount equal to the difference between (a) the lesser of the amount of interest that would have accrued if the designated rates had always been in effect and the amount of interest that would have accrued if the Maximum Rate had always been in effect, and (b) the amount of interest actually paid or accrued on the Notes.

         3.7 INTEREST CALCULATIONS.

         (A) Interest shall be calculated on the basis of actual number of days elapsed (including the first day but excluding the last day) but computed as if each calendar year consisted of 360 days for all Borrowings (unless the calculation would result in an interest rate greater than the Maximum Rate, in which event interest shall be calculated on the basis of actual days elapsed and a year of 365 or 366 days, as the case may be). All interest rate determinations and calculations by Administrative Agent are conclusive and binding absent manifest error.

         (B) The provisions of this Agreement relating to calculation of the Base Rate and the Adjusted Eurodollar Rate are included only for the purpose of determining the rate of interest or other amounts to be paid under this Agreement that are based upon those rates. Each Lender may fund and maintain its funding of all or any part of each Borrowing as it selects.

         3.8 MAXIMUM RATE. Regardless of any provision contained in any Loan Document or any document related thereto, it is the intent of the parties to this Agreement that no Credit Party may contract for, charge, take, reserve, receive or apply, as interest on all or any part of the Obligation any amount in excess of the Maximum Rate or the Maximum Amount or receive any unearned interest in violation of any applicable law, and, if any Credit Party ever does so, then any excess shall be treated as a partial repayment or prepayment of principal and any remaining excess shall be refunded to Borrowers. In determining if the interest paid or payable exceeds the Maximum Rate, Borrowers and the Credit Parties shall, to the maximum extent permitted under applicable law, (a) treat all Borrowings as but a single extension of credit (and the Credit Parties and Borrowers agree that is the case and that provision in this Agreement for multiple Borrowings is for convenience only), (b) characterize any non-principal payment as an expense, fee, or premium rather than as interest,
(c) exclude voluntary repayments or prepayments and their effects, and (d) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Obligation. If, however, the Obligation is paid in full before the end of its full contemplated term, and if the interest received for its actual period of existence exceeds the Maximum Amount, then the Credit Parties shall refund any excess (and the Credit Parties may not, to the extent permitted by applicable law, be subject to any penalties provided by any Governmental Requirements for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Amount).

         3.9 INTEREST PERIODS. When Borrowers request any Eurodollar Borrowing, Borrowers may elect the applicable interest period (each an "INTEREST PERIOD"), which may be, at Borrowers' option, one (1) month or two (2), three (3), or six
(6) months, subject to the following conditions: (a) the initial Interest Period for a Eurodollar Borrowing commences on the applicable Borrowing Date or Conversion date, and each subsequent Interest Period applicable to any Borrowing commences on the day when the next preceding applicable Interest Period expires;
(b) if any Interest Period for a Eurodollar Borrowing begins on a day for which there exists no numerically corresponding Business Day in the calendar month at the end of the Interest Period ("ENDING CALENDAR MONTH"), then the Interest Period ends on the next succeeding Business Day of the Ending Calendar Month, unless there is no succeeding Business Day in the Ending Calendar Month in which case the Interest Period ends on the next preceding Business Day of the Ending Calendar Month; (c) no Interest Period for any portion of Total Principal Debt may extend beyond the scheduled repayment date for that portion of Principal Debt; and (d) there may not be in effect at any one time more than ten (10) Interest Periods.

         3.10 CONTINUATIONS; CONVERSIONS. Borrowers may (a) on the last day of the applicable Interest Period Convert all or part of a Eurodollar Borrowing to a Base Rate Borrowing, (b) at any time Convert all or part of a Base Rate Borrowing to a Eurodollar Borrowing, and (c) on the last day of an Interest Period, Continue a Eurodollar Borrowing for a new Interest Period. Any such Conversion or Continuation is subject to the dollar limits and denominations of
SECTION 2.1 and may be accomplished by delivering a Borrowing Request to Agents no later than 11:00 a.m. (i) on the third (3rd) Business Day before (A) the Conversion date for Conversion to a Eurodollar Borrowing, and (B) the last day of the Interest Period, for the Continuation to a new Interest Period, and (ii) one (1) Business Day before the last day of the Interest Period for Conversion to a Base Rate Borrowing. Absent a Borrowing Notice, a Eurodollar Borrowing shall be Continued as a Eurodollar Borrowing having a one (1) month Interest Period (so long as no Default exists and/or the last day of such Interest Period does not extend beyond the Maturity Date, in either such case such Eurodollar Borrowing shall be Converted to a Base Rate Borrowing) when the applicable Interest Period expires.

         3.11 ORDER OF APPLICATION.

         (A) NO DEFAULT. If no Default exists, then except as otherwise specifically provided in the Loan Documents, any payment shall be applied to the Obligation in the order and manner as Borrowers direct.

         (B) DEFAULT. If a Default exists, any payment (including proceeds from the exercise of any Rights) shall be applied in the following order: (i) to all fees and expenses for which any Credit Party have not been paid or reimbursed in accordance with the Loan Documents (and if such payment is less than all unpaid or unreimbursed fees and expenses, then the payment shall be paid against unpaid and unreimbursed fees and expenses in the order of incurrence or due date); (ii) to accrued interest on the Principal Debt; (iii) to the Total Principal Debt and the remaining Obligation in the order and manner as the Required Lenders deem appropriate; and (iv) as a deposit with Administrative Agent, for the benefit of the Credit Parties, as security for and payment of any LC Exposure.

         (C) PRO RATA. Each payment or prepayment shall be distributed to each Lender in accordance with its Pro Rata Share of such payment or prepayment.

         3.12 RIGHT OF SETOFF; ADJUSTMENTS.

         (A) SETOFF. Upon the occurrence and during the continuance of any Default, each Lender (and each of its Affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its Affiliates) to or for the credit or the account of any Borrower against any and all of the obligations of any Borrower now or hereafter existing under this Agreement and the Note held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify Borrowers after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The Rights of each Lender under this SECTION are in addition to other Rights (including, without limitation, other Rights of setoff) that such Lender may have.

         (B) ADJUSTMENTS. If any Lender (a "BENEFITTED LENDER") shall at any time receive any payment of all or part of the Principal Debt owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by setoff, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Principal Debt owing to it, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Principal Debt owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with all Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, then such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Borrowers agree that any Lender so purchasing a participation from a Lender pursuant to this SECTION may, to the fullest extent permitted by law, exercise all of its Rights of payment (including the Right of setoff) with respect to such participation as fully as if such Person were the direct creditor of Borrowers in the amount of such participation.

         3.13 BOOKING BORROWINGS. To the extent permitted by applicable law, any Lender may make, carry, or transfer its Borrowings at, to, or for the account of any of its branch offices or the office of any of its Affiliates. However, no Affiliate is entitled to receive any greater payment under SECTION 3.14 than the transferor Lender would have been entitled to receive with respect to those Borrowings, and a transfer may not be made if, as a direct result of it, SECTION
3.14 or 3.15 would apply to any of the Obligation. If any of the conditions of SECTIONS 3.14, 3.15, or 3.16 ever apply to a Lender, then such Lender shall, to the extent possible, carry or transfer its Borrowings at, to, or for the account of any of its branch offices or the office or branch of any of its Affiliates so long as the transfer is consistent with the other provisions of this SECTION, does not create any burden or adverse circumstance for such Lender that would not otherwise exist, and eliminates or ameliorates the conditions of SECTIONS 3.14, 3.15, or 3.16 as applicable.

         3.14 INCREASED COST AND REDUCED RETURN.

         (A) CHANGE IN LAWS. If, after the date hereof, the adoption of any applicable Governmental Requirement, or any change in any applicable Governmental Requirement, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority:

                  (I) shall subject such Lender (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Eurodollar Borrowing, its Note, or its obligation to make Eurodollar Borrowings, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement or its Note in respect of any Eurodollar Borrowings (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

                  (II) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Commitment of such Lender hereunder; or

                  (III) shall impose on such Lender (or its Applicable Lending Office) or the London interbank market any other condition affecting this Agreement or its Note or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Eurodollar Borrowings or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or its Note with respect to any Eurodollar Borrowings, then Borrowers shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by Borrowers under this SECTION 3.14, then Borrowers may, by notice to such Lender (with a copy to Agents), suspend the obligation of such Lender to make or Continue Eurodollar Borrowings, or Convert all Eurodollar Borrowings into Base Rate Borrowings, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of SECTION 3.17 shall be applicable); provided that such suspension shall not affect the Right of such Lender to receive the compensation so requested.

         (B) CAPITAL ADEQUACY. If, after the date hereof, any Lender shall have determined that the adoption of any applicable Governmental Requirement regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

         (C) NOTICE. Each Lender shall promptly notify Borrowers and Agents of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this SECTION and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this SECTION shall furnish to Borrowers and Agents a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

         3.15 LIMITATION ON TYPES OF BORROWINGS. If on or prior to the first
(1st) day of any Interest Period for any Eurodollar Borrowing:

         (A) Administrative Agent is unable to determine the Eurodollar Rate for such Interest Period in accordance with the definition of "Eurodollar Rate;" or

         (B) the Required Lenders determine (which determination shall be conclusive) and notify Agents that the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to Lenders of funding Eurodollar Borrowings for such Interest Period;

then Administrative Agent shall give Borrowers prompt notice thereof specifying the relevant amounts or periods, and so long as such condition remains in effect, Lenders shall be under no obligation to make additional Eurodollar Borrowings, Continue any Eurodollar Borrowings, or to Convert any Base Rate Borrowings to Eurodollar Borrowings and Borrowers shall, on the last day(s) of the then-current Interest Period(s) for the outstanding Eurodollar Borrowings, either prepay such Borrowings or Convert such Borrowings into Base Rate Borrowings in accordance with the terms of this Agreement.

         3.16 ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Borrowings hereunder, then such Lender shall promptly notify Agents and Borrowers thereof and such Lender's obligation to make or Continue Eurodollar Borrowings and to Convert Base Rate Borrowings into Eurodollar Borrowings shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Borrowings (in which case the provisions of SECTION 3.17 shall be applicable).

         3.17 TREATMENT OF AFFECTED LOANS. If the obligation of any Lender to make or Continue Eurodollar Borrowings or to Convert Base Rate Borrowings into Eurodollar Borrowings shall be suspended pursuant to SECTIONS 3.14, 3.15, or 3.16, such Lender's Eurodollar Borrowings shall be automatically Converted into Base Rate Borrowings on the last day(s) of the then current Interest Period(s) for all Eurodollar Borrowings (or, in the case of a Conversion required by SECTION 3.16, on such earlier date as such Lender may specify to Borrowers with a copy to Agents) and, unless and until such Lender gives notice as provided below that the circumstances specified in SECTIONS 3.14, 3.15, or 3.16 that gave rise to such Conversion no longer exist:

         (A) to the extent that such Lender's Eurodollar Borrowings have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Borrowings shall be applied instead to its Base Rate Borrowings; and

         (B) all Borrowings that would otherwise be made or Continued by such Lender as Eurodollar Borrowings shall be made or Continued instead as Base Rate Borrowings, and all Borrowings of such Lender that would otherwise be Converted into Eurodollar Borrowings shall be Converted instead into (or shall remain as) Base Rate Borrowings.

If such Lender gives notice to Borrowers (with a copy to Agents) that the circumstances specified in SECTIONS 3.14, 3.15, or 3.16 that gave rise to the Conversion of such Lender's Eurodollar Borrowings pursuant to this SECTION 3.17 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Borrowings made by other Lenders are outstanding, such Lender's Base Rate Borrowings shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Borrowings, to the extent necessary so that, after giving effect thereto, all Eurodollar Borrowings held by Lenders are held Pro Rata (as to principal amounts, Types, and Interest Periods).

         3.18 COMPENSATION. Upon the request of any Lender, Borrowers shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (herein called a "FUNDING LOSS") incurred by it as a result of:

         (A) any payment, prepayment, or Conversion of a Eurodollar Borrowing for any reason (including, without limitation, the acceleration of the Obligation pursuant to SECTION 11.1) on a date other than the last day of the Interest Period for such Borrowing; or

         (B) any failure by Borrowers for any reason (including, without limitation, the failure of any condition precedent specified in SECTION 5 to be satisfied) to borrow, Convert, Continue, or prepay a Eurodollar Borrowing on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant Borrowing Notice.

A Funding Loss shall include, without limitation, an amount equal to (i) the principal amount so pre-paid, Converted on a date other than the last day of the Interest Period for such Borrowing ("BREAKAGE DATE I"), or not borrowed, Converted, Continued or prepaid on the date for such Borrowing, Conversion, Continuation or prepayment specified in the relevant Borrowing Notice ("BREAKAGE DATE II"), times (ii) the number of days in the period from the date of such prepayment, Conversion, or failure to borrow, Convert, Continue, or prepay to the last day of the Interest Period for the Eurodollar Borrowing so prepaid or Converted (or in the case of a failure to borrow, Convert, Continue or Prepay, the Interest Period for such Eurodollar Borrowing which would have commenced on the date specified for such Borrowing) (the "APPLICABLE INTEREST PERIOD") divided by 360, times (iii) the Eurodollar Rate for the Applicable Interest Period less the Eurodollar Rate determined as of the Breakage Date I or Breakage Date II, as applicable. If the Eurodollar Rate for Breakage Date I or Breakage Date II, as applicable, is higher than the Eurodollar Rate for the Applicable Interest Period, or if the amount determined under the immediately preceding sentence is less than $100, then no Funding Loss shall be payable.

         3.19 TAXES.

         (A) Any and all payments by Borrowers to or for the account of any Lender or any Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and each Agent, taxes imposed on its income, net receipts, gross income, gross receipts, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or such Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "TAXES"). If Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or any Agent, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 3.19) such Lender or such Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrowers shall make such deductions, (iii) Borrowers shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and
(iv) Borrowers shall furnish to Agents, at their respective address referred to in SECTION 13.3, the original or a certified copy of a receipt evidencing payment thereof.

         (B) In addition, Borrowers agree to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "OTHER TAXES").

         (C) Borrowers agree to indemnify each Lender and each Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this SECTION 3.19) paid by such Lender or such Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

         (D) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by Borrowers or any Agent (but only so long as such Lender remains lawfully able to do so), shall provide Borrowers and Agents with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents.

         (E) For any period with respect to which a Lender has failed to provide Borrowers and Agents with the appropriate form pursuant to SECTION 3.19(D) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under SECTION 3.19(A) or
(B) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, Borrowers shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

         (F) If Borrowers are required to pay additional amounts to or for the account of any Lender pursuant to this SECTION 3.19, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

         (G) Within thirty (30) days after the date of any payment of Taxes, Borrowers shall furnish to Agents the original or a certified copy of a receipt evidencing such payment.

         (H) Without prejudice to the survival of any other agreement of Borrowers hereunder, the agreements and obligations of Borrowers contained in this SECTION 3.19 shall survive the termination of the Total Commitments and the payment in full of the Notes.

         3.20 FEES.

         (A) TREATMENT OF FEES. The fees described in this SECTION 3.20 (i) are not compensation for the use, detention, or forbearance of money, (ii) are in addition to, and not in lieu of, interest and expenses otherwise described in this Agreement, (iii) are payable in accordance with SECTION 3.1(B), (iv) are non-refundable, (v) to the fullest extent permitted by applicable law, bear interest, if not paid when due, at the Default Rate, and (vi) are calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed, but computed as if each calendar year consisted of 360 days, unless computation would result in an interest rate in excess of the Maximum Rate in which event the computation is made on the basis of actual days elapsed and a year of 365 or 366 days, as the case may be. The fees described in this
SECTION 3.20 are in all events subject to the provisions of SECTION 3.8.

         (B) AGENT FEES. Borrowers shall pay to Administrative Agent, the fees specified in the letter agreement between Administrative Agent and Borrowers, which fee shall be for the account of Administrative Agent and for the account of Lenders as shall be agreed between Administrative Agent and each Lender.

         (C) LENDERS' FEES. Borrowers shall pay to Administrative Agent, for the ratable account of Lenders, a quarterly unused fee (prorated for partial quarters) equal to the sum of the amounts obtained by multiplying the daily Unused Commitment times a per annum rate equal to one-fifth of one percent (0.20%). Such commitment fee shall accrue commencing on the Closing Date, and shall be due and payable on the last day of each March, June, September, and December during the term hereof, commencing on March 31, 1998, and on the Termination Date, based upon the Unused Commitment for each day during the quarter ending on such date. Solely for purposes of this SECTION 3.20(C), "ratable" means, for any calculation period, with respect to any Lender, the proportion that (A) the average daily Unused Commitment of such Lender during the period bears to (B) the aggregate amount of the average daily Unused Commitment of all Lenders during the period.

         (D) LC FEES. As an inducement for the issuance (including, without limitation, the extension) of each LC, Borrowers agree to pay to Administrative
Agent:

                  (I) For the ratable account of each Lender, on the day the fee is payable, an issuance fee, payable quarterly in arrears, equal to the greater of (A) the product of the average face amount of such LC during each applicable quarterly period times one percent (1%) per annum, and
         (B) $1,000; and

                  (II) For the account of Issuing Bank, payable on the date of issuance, an issuance fee, the product of the average face amount of such LC during each applicable quarterly period times one-quarter of one percent (.25%) per annum.

         (E) EXTENSION FEES. Upon the extension of the Maturity Date, as provided in SECTION 3.21, Borrowers agree to pay Administrative Agent, on or before the original Maturity Date, for the ratable account of Lenders, an extension fee equal to one-quarter of one percent (.25%) of the Total Commitment.

         3.21 EXTENSION OF MATURITY DATE. If no Default or Potential Default exists, then Borrowers may request a one-year extension of the Maturity Date by making such request in writing (an "EXTENSION REQUEST") to each Agent between one hundred and fifty (150) and ninety (90) days prior to the original Maturity Date. The original Maturity Date shall be extended for one (1) year only if (a) each Agent and each Lender consent in writing to such extension within thirty
(30) days following the receipt of the Extension Request, and (b) Borrowers pay to Administrative Agent, for the account of Lenders, the extension fee set forth in SECTION 3.20(E). The failure to respond by any Agent or any Lender to an Extension Request shall be deemed to be a denial of such consent by such Person. If Lenders having a Pro Rata Share of at least eighty percent (80%) consent to such extension (such Lenders being "CONSENTING LENDERS" and the Lenders not consenting being "NON-CONSENTING LENDERS"), then the original Maturity Date shall be extended as to the Consenting Lenders. In such event, Borrowers may, on or before the original Maturity Date, effect one or more assignments from the Non-Consenting Lenders to a new Lender or Lenders pursuant to SECTION 13.11 who shall also consent to the extension of the Maturity Date. Administrative Agent agrees to exercise its reasonable best efforts to assist Borrowers in identifying prospective assignees of the Non-Consenting Lenders' Commitments hereunder; provided, however, that Administrative Agent has no obligation to ensure that any such assignees will agree to purchase assignments from the Non-Consenting Lenders. If Borrowers fail to effect assignments from the Non-Consenting Lenders to a new Lender or Lenders, then Borrowers may elect to not extend the original Maturity Date, as provided herein, by giving Agents written notice thereof within five (5) days prior to the original Maturity Date. In such event, Borrowers shall not be required to pay the extension fee set forth in SECTION 3.20(E).

         3.22 OPTION TO REPLACE LENDERS. If any Lender shall make demand for payment or reimbursement pursuant to SECTION 3.14(A) or SECTION 3.14(B) or notifies Borrowers of the occurrence of the circumstances described in SECTION 3.15(B), then, provided that (a) no Default has occurred and is continuing, and
(b) the circumstances resulting in such demand for payment or reimbursement are not applicable to all Lenders, Borrowers may terminate the Commitment of such Lender, in whole but not in part, by either (i) (A) giving such Lender and Agents not less than five (5) Business Days' written notice thereof, which notice shall be irrevocable and effective only upon receipt thereof by such Lender and Agents and shall specify the date of such termination, and (B) paying such Lender (and there shall become due and payable) on such date the outstanding Principal Debt of all Borrowings made by such Lender, all interest thereon, and any other Obligation owed to such Lender (including any amounts payable under SECTION 3.17), if any, or (ii) pursuant to the provisions of

SECTION 13.11, proposing the introduction of a replacement Lender satisfactory to Agents, or obtaining the agreement of one or more existing Lenders, to assume the entire amount of the Commitment of the Lender whose Commitment is being terminated, on the effective date of such termination. Upon the satisfaction of all the foregoing conditions, such Lender that is being terminated shall cease to be a "Lender" for purposes of this Agreement, provided that Borrowers shall continue to be obligated to such Lender under SECTION 7.12 with respect to Indemnified Liabilities (as defined in SECTION 7.12) arising prior to such termination.

                                    SECTION 4

                                 BORROWING BASE

         4.1 BORROWING BASE.

         (A) CALCULATION OF BORROWING BASE. The "BORROWING BASE" shall, as of the last date of each fiscal quarter during the term hereof, be equal to the product of (a) forty percent (40%), and (b) the sum of the following: (i) the Implied Value of each Borrowing Base Property owned by an Obligor and that has been in service for more than twelve (12) months as of such determination date; plus (ii) the Approved Costs of each Borrowing Base Property owned by an Obligor and that have been in service for less than twelve (12) months as of such determination date; provided that the number of Rooms in all Borrowing Base Properties that have been in service for less than twelve (12) months as of such determination date may not constitute more than twenty percent (20%) of the total number of Rooms in all Borrowing Base Properties as of such determination date.

         (B) CALCULATION OF IMPLIED VALUE. The "IMPLIED VALUE" with respect to any Borrowing Base Property means, as of any determination date, (i) Adjusted NOI from such Borrowing Base Property for the twelve (12) month period ending on the date of determination, divided by (b) the Capitalization Rate as of such date.

         (C) DETERMINATION OF THE CAPITALIZATION RATE. The "CAPITALIZATION RATE" means, as of any determination date, (a) for the period of time from the Closing Date through December 31, 1998, eleven percent (11%), (b) for each calendar year thereafter during the term of this Agreement, the capitalization rate reasonably determined by Required Lenders on a state-by-state basis. Administrative Agent shall notify

Borrowers within forty-five (45) days prior to any adjustment to the Capitalization Rate for each state in which a Borrowing Base Property is located based upon market conditions for comparable properties; provided that the Capitalization Rate may not be increased or decreased at any one time by more than one and one-quarter of one percent (1.25%) annually. In determining the "CAPITALIZATION RATE," Lenders agree to consider the operating performance of each Borrowing Base Property; provided, however, that Lenders shall not be required to adjust the Capitalization Rate based upon such individual Borrowing Base Property performance.

         (D) ADJUSTED NOI. "ADJUSTED NOI" means, for any Borrowing Base Property for any period, (i) all lease payments pursuant to the Operating Lease for such Borrowing Base Property, minus (ii) any ground lease payments, minus (iii) appropriate accruals for items such as taxes, insurance, or other operating expenses payable by the owner of such Borrowing Base Property reasonably determined by Agents with respect to such Borrowing Base Property, minus (iv) a Capital Expenditure reserve equal to the greater of (A) four percent (4%) of Gross Room Revenue for such period, and (B) any reserves required under the Operating Lease for such Borrowing Base Property, all as determined in accordance with accounting principles reasonably acceptable to Agents, consistently applied.

         4.2 ADMISSION OF QUALIFIED PROPERTIES INTO THE BORROWING BASE.

         (A) REQUEST FOR ADMISSION INTO BORROWING BASE. Borrowers shall provide each Agent (with copies for each of Lenders) with a written request for a Hotel to be admitted into the Borrowing Base. Such request shall be accompanied by information regarding such Hotel, including, without limitation, the following, in each case acceptable to Agents: (i) a general description of the Hotel's location, market, and amenities; (ii) a property description; (iii) purchase information (including any contracts of sale and closing statements); (iv) a Phase I environmental assessment and, if requested by any Agent based upon issues identified in the Phase I assessment, additional environmental assessments; (v) copies of title insurance and any surveys; (vi) operating statements; (vii) engineering reports; (viii) evidence of insurance; (ix) copies of all Operating Leases, ground leases, other leases, management agreements, and franchise agreements; (x) a copy of the most-recent appraisal, if available; and
(xi) such other information requested by any Agent as shall be necessary in order for Agents and Required Lenders to determine whether such Hotel is a Qualified Property.

         (B) QUALIFIED PROPERTIES. In order for a Hotel to be eligible for inclusion in the Borrowing Base (an "QUALIFIED PROPERTY"), such Hotel shall have the following characteristics:

                  (I) a Borrower or a ninety-nine percent (99%)-owned Consolidated Affiliate of the Partnership that has executed the Subsidiary Guaranty (a "SUBSIDIARY GUARANTOR") shall have good and indefeasible title to such Hotel, free and clear of all Liens (except for Permitted Liens);

                  (II) such Hotel is an existing and operating extended stay, full service, or limited service Hotel located in the United States;

                  (III) all Operating Leases shall be substantially in the form previously approved by Agents or otherwise acceptable to Agents;

                  (IV) all Lessees shall be a JF Hotel Lessee, a Summerfield Lessee, or an Affiliate thereof or otherwise acceptable to Agents; and

                  (V) all ground leases, if any, with respect to such Hotel shall be acceptable to Agents.

         (C) APPROVAL OF REQUIRED LENDERS. Each Hotel shall be subject to Required Lenders' approval for admission to the Borrowing Base after evaluation of such Hotel's market area, location, access, and design. Administrative Agent shall provide Borrowers with written notice of whether Required Lenders have approved a Hotel for admission into the Borrowing Base.

         (D) OTHER REQUIREMENTS RESPECTING THE BORROWING BASE. During the term hereof, (i) once five (5) Hotels have been admitted into the Borrowing Base, there shall always be at least five (5) Hotels admitted into the Borrowing Base, and (ii) the principal balance of the Obligation shall not be less than $1.00, in each case unless otherwise consented to by Required Lenders.

         (E) COMPUTATION OF ADJUSTED NET OPERATING INCOME. Borrowers shall deliver to each Agent quarterly computations of Adjusted NOI with the Borrowing Base Report required pursuant to SECTION 7.1(C). Administrative Agent shall notify Borrowers in writing of any calculation errors or other errors in the calculation of Adjusted NOI required by Agents pursuant to SECTION 4.1(D) and corresponding adjustments to the Borrowing Base (if any). If a Hotel is admitted into the Borrowing Base prior to the last day of any fiscal quarter during the term of this Agreement, then Administrative Agent shall notify Borrowers and Lenders in writing of any changes to the Borrowing Base as a result of the admission of such Hotel into the Borrowing Base.

         (F) CERTAIN EVENTS WITH RESPECT TO BORROWING BASE PROPERTIES. If (i) any Borrowing Base Property is subject to or suffers a Material Environmental Event, (ii) any Borrowing Base Property no longer satisfies the requirements set forth in the definition of "Qualified Property," (iii) the occurrence of any event or circumstance that could result in the failure of the Lessee under the Operating Lease with respect to such Borrowing Base Property to pay rental payments under such Operating Lease or otherwise materially and adversely affect the operation of such Borrowing Base Property, (iv) any Lessee (A) is not Solvent, (B) fails to pay its Liabilities generally as they become due, (C) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Relief Law, or (D) becomes a party to or is made the subject of any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant (unless, if the proceeding is involuntary, the applicable petition is dismissed within sixty (60) days after its filing), or (v) the franchise or license agreement with respect to any Borrowing Base Property shall be terminated or canceled or shall expire by its terms and is not replaced with an Approved Franchise within ninety (90) days after such termination, cancellation, or expiration, then Required Lenders shall have the right in their sole discretion at any time and from time to time to notify Borrowers that, effective upon the giving of such notice, and for so long as such event or condition exists, such Borrowing Base Property shall no longer be considered a Borrowing Base Property for purposes of determining the Borrowing Base. If Administrative Agent delivers a notice with respect to a Borrowing Base Property as set forth in this SECTION, then at such time as such Borrowing Base Property is no longer subject to any of the conditions described above,

Borrowers may give Agents written notice thereof (together with reasonably detailed evidence of the cure of such condition in a manner reasonably acceptable to Agents) and such Borrowing Base Property shall, effective with the delivery by Borrowers of the next Borrowing Base Report, be considered a Borrowing Base Property for purposes of calculating the Borrowing Base until such time as any of the conditions set forth above apply thereto.

         (G) RELEASE OF BORROWING BASE PROPERTIES. Borrowers may request that a Borrowing Base Property that has previously been admitted into the Borrowing Base be removed from the Borrowing Base provided that: (i) Borrowers shall provide Agents a written request to remove such Borrowing Base Property from the Borrowing Base, (ii) after giving effect to the removal of such Borrowing Base Property from the Borrowing Base, the Borrowing Base is equal to or exceeds the Commitment Usage, and (iii) no Potential Default or Default shall exist prior to or after giving effect to the removal of such Borrowing Base Property from the Borrowing Base.

         (H) CLOSING DATE BORROWING BASE PROPERTIES. As of the Closing Date, the Hotels listed on SCHEDULE 4.2 have been admitted into the Borrowing Base and are Borrowing Base Properties as of the Closing Date.

         4.3 NEGATIVE PLEDGE AGREEMENTS. Borrowers shall not, and shall not permit any Obligor to, enter into or permit to exist any arrangement or agreement that directly or indirectly prohibits any Obligor from creating or incurring any Lien (other than Permitted Liens) on any Borrowing Base Property.

         4.4 BORROWING BASE COVENANTS.

         (A) DEBT SERVICE COVERAGE. As of any date, Borrowers shall not permit, as of any date of determination, the ratio of (i) Adjusted NOI for the Borrowing Base Properties in the Borrowing Base as of such date for the twelve (12) month period ending on the date of determination, to (ii) Implied Debt Service, to be less than 2.25 to 1.0.

         (B) EXTENDED STAY/FULL SERVICE ROOMS. As of any date, Borrowers shall not permit the ratio of (i) all Rooms in the Borrowing Base Properties that are extended stay or full service hotel Properties, to (ii) all Rooms in all Borrowing Base Properties, to be less than .50 to 1.0.

         (C) ROOMS IN STATES. As of any date, Borrowers shall not permit the ratio of (i) all Rooms in the Borrowing Base Properties in any single state, to
(ii) all Rooms in all Borrowing Base Properties, to exceed .30 to 1.0.

         (D) ROOMS IN A PROPERTY. As of any date, Borrowers shall not permit the ratio of (i) all Rooms in any one Borrowing Base Property, to (ii) all Rooms in all Borrowing Base Properties, to exceed .20 to 1.0.

         (E) IMPLIED VALUE OF A PROPERTY. As of any date, Borrowers shall not permit the ratio of (i) the Implied Value of any one Borrowing Base Property, to
(ii) the Borrowing Base, to exceed .20 to 1.0.

         (F) OPERATING LEASE PAYMENTS. The operations of each Borrowing Base Property must produce cash flow sufficient to cover all minimum base rent under the Operating Lease with respect to such Borrowing Base Property.

         4.5 FAILURE TO COMPLY WITH BORROWING BASE COVENANTS.

         (A) If, as of the last day of any fiscal quarter of Borrowers, Borrowers shall fail to comply with SECTION 4.1(A), then Borrowers shall add one
(1) or more Borrowing Base Properties to the Borrowing Base in order to comply with SECTION 4.4(A).

         (B) If, as of the last day of any fiscal quarter of Borrowers, Borrowers shall fail to comply with any of the covenants set forth in SECTION
4.4 (other than SECTION 4.4(A)), then Borrowers shall remove one (1) or more Borrowing Base Properties from the Borrowing Base in order to comply with
SECTION 4.4. If after giving effect to the removal of any Borrowing Base Properties from the Borrowing Base, the Commitment Usage exceeds the Borrowing Base, then Borrowers shall do one or more of the following:

                  (A) add, pursuant to SECTION 4.2, one (1) or more additional Borrowing Base Properties that will result in an increase in the Borrowing Base in an amount equal to such excess, as the case may be; or

                  (B) prepay the outstanding Principal Debt in an amount equal to the excess of the Commitment Usage over the Borrowing Base; or

                  (C) provide collateral satisfactory in all respects to Agents and Required Lenders to secure the excess of the Commitment Usage over the Borrowing Base.

         (C) If after giving effect to any adjustments to the Capitalization Rate pursuant to SECTION 4.1(C), the Commitment Usage exceeds the Borrowing Base, then Borrowers shall do one or more of the following:

                  (A) add, pursuant to SECTION 4.2, one (1) or more additional Borrowing Base Properties that will result in an increase in the Borrowing Base in an amount equal to such excess, as the case may be; or

                  (B) prepay the outstanding Principal Debt in an amount equal to the excess of the Commitment Usage over the Borrowing Base; or

                  (C) provide collateral satisfactory in all respects to Agents and Required Lenders to secure the excess of the Commitment Usage over the Borrowing Base.

         (D) From the occurrence of any of the events described in SECTIONS 4.5(A), (B), or (C) (a "NONCOMPLIANCE EVENT") until the earlier of (A) the date that Borrowers remedy such non-compliance, as described above, and (ii) ninety
(90) days after the occurrence of such Non-Compliance Event, a Potential Default shall exist. If any such Non-Compliance Event remains unremedied after such ninety (90) day period, then a Default shall exist.

                                    SECTION 5

                              CONDITIONS PRECEDENT

         5.1 CONDITIONS TO INITIAL BORROWING. The obligations of Lenders to make the initial Borrowing and of Issuing Bank to issue the initial LC is subject to satisfaction of the following conditions precedent on or before the Closing
Date:

         (A) TRUST DOCUMENTS. The Trust shall deliver or cause to be delivered to each Agent the following, each, unless otherwise noted, dated as of the Closing Date:

                  (I) Certified copies of its Articles of Trust, together with a good standing certificate from the Secretary of State of the State of Maryland and each other state in which it is qualified to do business and a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such states, each dated a recent date prior to the Closing Date;

                  (II) An Officer's Certificate of the Trust certifying (A) its Constituent Documents, (B) resolutions of its trustees approving and authorizing the execution, delivery, and performance of this Agreement and the other Loan Documents, certified as of the Closing Date as being in full force and effect without modification or amendment, and (C) signatures and incumbency of its officers executing this Agreement and the other Loan Documents;

                  (III) Executed originals of this Agreement, the Notes, and the other Loan Documents to be executed by the Trust; and

                  (IV) Such other documents as any Agent may reasonably request.

         (B) GENERAL PARTNER AND PARTNERSHIP DOCUMENTS. The Partnership shall deliver or cause to be delivered to each Agent the following, each, unless otherwise noted, dated as of the Closing Date:

                  (I) Certified copies of the Partnership's Certificate of Limited Partnership, together with a good standing certificate from the Partnership's jurisdiction of formation and each other state in which it is qualified to do business, and a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such states, each dated a recent date prior to the Closing Date;

                  (II) Certified copies of General Partner's Certificate of Incorporation, together with a good standing certificate from General Partner's jurisdiction of incorporation and each other state in which it is qualified to do business, and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such states, each dated a recent date prior to the Closing Date;

                  (III) Officer's Certificate of General Partner certifying (A) its Constituent Documents, (B) resolutions of its Board of Directors approving and authorizing the execution, delivery, and performance of the Loan Documents to which it is a party, certified as of the Closing Date as being in full force and effect without modification or amendment, (C) signatures and incumbency of its officers executing the Loan Documents to which it is a party, and (D) the Constituent Documents of the Partnership;

                  (IV) Executed originals of this Agreement, the Notes, and the other Loan Documents to be executed by General Partner and the Partnership; and

                  (V) Such other documents as any Agent may reasonably request.

         (C) OPINIONS OF COUNSEL FOR BORROWERS. The Credit Parties and their respective counsel shall have received originally executed copies of a favorable written opinion of counsel for Borrowers, in form and substance reasonably satisfactory to Agents and their counsel, dated as of the Closing Date, and setting forth substantially the matters in the opinions designated in EXHIBIT F and as to such other matters as any Agent, acting on behalf of the Credit Parties, may reasonably request.

         (D) FEES. Borrowers shall have paid to Administrative Agent, for distribution (as appropriate) to the Credit Parties, the fees payable on the Closing Date referred to in SECTION 3.20.

         (E) BORROWING BASE REPORT. Borrowers shall have delivered an Borrowing Base Report dated as of the Closing Date.

         (F) COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by any Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to such Agent and such counsel, and each Agent and its counsel shall have received all such counterpart originals or certified copies of such documents as such Agent may reasonably request.

         (G) NO MATERIAL ADVERSE CHANGE. No Material Adverse Event has occurred since September 30, 1997.

         5.2 CONDITIONS TO ALL BORROWINGS. The obligations of Lenders on each Borrowing Date to make all Borrowings (including the initial Borrowing) and Issuing Bank to issue all LCs (including the initial LC) are subject to the following conditions precedent:

         (A) NOTICE OF BORROWING; LC REQUEST. Each Agent shall have received,
(i) in the case of a Borrowing, in accordance with the provisions of SECTION 2.2, an originally executed Borrowing Request, and (b) in the case of an LC, in accordance with SECTION 2.3, an LC Request.

         (B) REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF AGREEMENTS. The representations and warranties in Loan Documents are true, correct, and complete in all material respects (unless they speak to a specific date or are based on facts which have changed by transactions expressly contemplated or permitted by this Agreement).

         (C) NO DEFAULT. No Potential Default, Default, Non-Compliance Event, or Material Adverse Event exits or would be caused by the making of such Borrowing.

         (D) NO INJUNCTION OR RESTRAINING ORDER. No order, judgment, or decree of any Governmental Authority shall purport to enjoin or restrain any Lender from making the Borrowing to be made by it.

         (E) NO VIOLATION. The making of the Borrowing shall not violate any Governmental Requirement, including, without limitation, Regulation G, Regulation T, Regulation U, or Regulation X of the Board of Governors of the Federal Reserve System.

         5.3 CONDITIONS GENERALLY. Each condition precedent in this Agreement is material to the transactions contemplated by this Agreement, and time is of the essence with respect to each condition precedent. Lenders may fund any Borrowing and Issuing Bank may issue any LC without all conditions being satisfied, but, to the extent permitted by Governmental Requirements, such funding shall not be deemed to be a waiver of the requirement that each condition precedent be satisfied as a prerequisite for any subsequent funding or issuance, unless Lenders specifically waive each item in writing.

                                    SECTION 6

                         REPRESENTATIONS AND WARRANTIES

         Borrowers represent and warrant to the Credit Parties as follows:

         6.1 PURPOSE OF CREDIT FACILITY. Borrowers shall use proceeds of the Borrowings made and any LCs issued hereunder to acquire Qualified Properties, for construction, development, renovation, and rehabilitation costs relating to Qualified Properties, and for general corporate purposes (including working capital purposes) of the Companies; provided that the Commitment Usage in respect of construction and development of Qualified Properties shall not exceed $30,000,000 at any one time outstanding. No Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended. No part of the proceeds of any Borrowing or any LC shall be used, directly or indirectly, for a purpose that violates any Governmental Requirement, including the provisions of Regulation U.

         6.2 EXISTENCE, GOOD STANDING, AUTHORITY AND COMPLIANCE. Each Company is duly formed, validly existing and in good standing under the Governmental Requirements of the jurisdiction in which it is incorporated or formed as identified on SCHEDULE 6.2 (as supplemented from time to time). Each Company (a) is duly qualified to transact business and is in good standing as a foreign trust, corporation, partnership, limited liability company, or other entity in each jurisdiction where the nature and extent of its business and properties require due qualification and good standing, which jurisdictions are identified on SCHEDULE 6.2 (as supplemented from time to time to reflect changes as a result of transactions permitted by the Loan Documents), (b) possesses all requisite authority, permits, and power to conduct its business as is now being, or is contemplated by this Agreement to be, conducted, and (c) is in compliance with all applicable Governmental Requirements.

         6.3 AFFILIATES. Borrowers have no Consolidated Affiliates or Unconsolidated Affiliates except as disclosed on SCHEDULE 6.2 (as supplemented from time to time to reflect changes as a result of transactions permitted by the Loan Documents).

         6.4 AUTHORIZATION AND CONTRAVENTION. The execution and delivery by each Obligor of each Loan Document or related document to which it is a party, and the performance by it of its obligations thereunder, (a) are within its trust, corporate, limited liability company, or partnership power, (b) have been duly authorized by all necessary trust, corporate, limited liability company, or partnership action of such Person, (c) require no action by or filing with any Governmental Authority, (d) do not violate any provision of its Constituent Documents, (e) do not violate any provision of any Governmental Requirement or order of any Governmental Authority applicable to it, (f) do not violate any material agreements to which it is a party, or (g) do not result in the creation or imposition of any Lien on any asset of any Company, other than pursuant to the Loan Documents.

         6.5 BINDING EFFECT. Upon execution and delivery by all parties thereto, each Loan Document to which it is a party shall constitute a legal and binding obligation of each Obligor, enforceable against such Obligor in accordance with its terms, subject to applicable Debtor Relief Laws and general principles of equity.

         6.6 FINANCIAL STATEMENTS; FISCAL YEAR. The Current Financials were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial condition, results of operations, and cash flows of the Companies as of, and for the portion of the fiscal year ending on the date or dates thereof (subject only to normal audit adjustments). All material liabilities of the Companies as of the date or dates of the Current Financials are reflected therein or in the notes thereto. Except for transactions directly related to, or specifically contemplated by, the Loan Documents or disclosed in the Current Financials, no subsequent material adverse changes have occurred in the consolidated financial condition of the Companies from that shown in the Current Financials. The fiscal year of each Company ends on December 31.

         6.7 LITIGATION. Except as disclosed on SCHEDULE 6.7, no Company is subject to, nor is any Responsible Officer of any Company aware of the threat of, any Litigation that, if adversely determined, could result in a Material Adverse Event. No outstanding and unpaid final and non-appealable judgments against any Company exist which could result in a Material Adverse Event.

         6.8 TAXES.

         (A) All Tax returns of each Company required to be filed have been filed (or extensions have been granted) before delinquency, and all Taxes imposed upon each Company that are due and payable have been paid before delinquency or are being contested in good faith by appropriate proceedings diligently conducted and for which reserves in accordance with GAAP or otherwise reasonably acceptable to Agents have been provided.

         (B) As of the date hereof, no United States federal income tax returns of the "affiliated group" (as defined in the Code) of which any Company is a member have been examined and closed. The members of such affiliated group have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by or any of them (except for taxes being contested in good faith by appropriate proceedings diligently conducted and for which reserves in accordance with GAAP or otherwise acceptable to Agents have been provided). The charges, accruals, and reserves on the books of the Companies in respect of taxes or other governmental charges are, in the opinion of the Companies, adequate.

         (C) The Trust qualifies as a REIT.

         6.9 ENVIRONMENTAL MATTERS. Except as disclosed on SCHEDULE 6.9, (a) to the best of each Borrower's knowledge, no environmental condition or circumstance exists that materially and adversely affects any Company's Properties or operations, (b) no Company has received any report of any Company's violation of any Environmental Law that has not been remedied, (c) no Company knows that any Company is under any obligation to remedy any violation of any Environmental Law, or (d) no facility of any Company is or has been used for storage, treatment, or disposal of any Hazardous Substance, except for the storage and use of Hazardous Materials that are customarily stored and used by the owners and operators of Hotels in the ordinary course of business that are used and stored in commercially reasonable quantities and in compliance with applicable Environmental Laws. Each Company has taken prudent steps to determine that its Properties and operations do not violate any Environmental Law.

         6.10 EMPLOYEE PLANS. Except where occurrence or existence could not result in a Material Adverse Event, to the best of each Borrower's knowledge,
(a) no Employee Plan has incurred an "accumulated funding deficiency" (as defined in Section 302 of ERISA or Section 412 of the Code), (b) no Company has incurred liability under ERISA to the PBGC in connection with any Employee Plan (other than required insurance premiums, all of which have been paid), (c) no Company has withdrawn in whole or in part from participation in a Multi-employer Plan, (d) no Company has engaged in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code), and (e) no "reportable event" (as defined in Section 4043 of ERISA) has occurred, excluding events for which the notice requirement is waived under applicable PBGC regulations.

         6.11 PROPERTIES; LIENS. To the best of each Borrower's knowledge, each Company has good and marketable title to all of its Properties reflected in the Current Financials (except for any Property that is obsolete or that has been disposed in the ordinary course of business or, after the date of this Agreement, as otherwise permitted by SECTION 8.7 or SECTION 8.8). Except for Permitted Liens, no Lien exists on any Borrowing Base Property, and the execution, delivery, performance, or observance of the Loan Documents shall not require or result in the creation of any Lien on any Borrowing Base Property.

         6.12 LOCATIONS. Each Company's chief executive office is located at the address set forth on SCHEDULE 6.2 (as supplemented from time to time). Each Company's books and records are located at its chief executive office.

         6.13 GOVERNMENT REGULATIONS. No Company is subject to regulation under the Investment Company Act of 1940, as amended, or the Public Utility Holding Company Act of 1935, as amended.

         6.14 TRANSACTIONS WITH AFFILIATES. Except as disclosed on SCHEDULE 6.14 (as supplemented from time to time if the disclosures are approved by Agents), no Company is a party to a material transaction with any of its Affiliates, other than transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than it could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate.

         6.15 INSURANCE. Each Company maintains with financially sound, responsible, and reputable insurance companies or associations (or, as to workers' compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates) insurance concerning its properties and businesses against casualties and contingencies and of types and in amounts (and with co-insurance and deductibles) as is customary in the case of similar businesses.

         6.16 LABOR MATTERS. No actual or, to the knowledge of any Responsible Officer of any Company, threatened strikes, labor disputes, slow downs, walkouts, or other concerted interruptions of operations by the employees of any Company exist. All payments due from any Company for employee health and welfare insurance have been paid or accrued as a liability on its books.

         6.17 SOLVENCY. On each Borrowing Date, each Company is, and after giving effect to the requested Borrowing will be, Solvent.

         6.18 FULL DISCLOSURE. Each material fact or condition relating to the financial condition or business of the Companies which could result in a Material Adverse Event has been disclosed to Agents. All information previously furnished, furnished on the date of this Agreement, and furnished in the future, by any Company to each Agent in connection with the Loan Documents (a) was, is, and will be, true and accurate in all material respects or based on good faith estimates on the date the information is stated or certified, and (b) did not, does not, and will not, fail to state any material fact the existence of which or the omission of which could result in a Material Adverse Event

         6.19 EXEMPTION FROM ERISA; PLAN ASSETS. The Trust is a "real estate operating company" within the meaning of 29 C.F.R. ss. 2510.3-101(e) (or any successor regulation) and the assets of the Companies would not be deemed "plan assets" as defined in 29 C.F.R. ss. 2510.3-101(a)(1) (or any successor regulation) of any Employee Plan or Multi-employer Plan.

                                    SECTION 7

                              AFFIRMATIVE COVENANTS

         So long as Lenders are committed to fund any Borrowings or fund or issue any LCs under this Agreement and until the Obligation is paid in full, Borrowers covenant and agree as follows:

         7.1 ITEMS TO BE FURNISHED. Borrowers shall cause the following to be furnished to each Agent (with sufficient copies for each Lender):

         (A) ANNUAL FINANCIAL STATEMENTS. Promptly after preparation, and no later than ninety (90) days after the last day of each fiscal year of the Companies, consolidated Financial Statements of the Companies showing the consolidated financial condition and results of operations of the Companies as of, and for the year ended on, that last day, accompanied by: (A) the unqualified opinion of the firm of an accounting firm of nationally-recognized independent certified public accountants, based on an audit using generally accepted auditing standards, that the Financial Statements of the Companies were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial condition and results of operations of the Companies;
(B) a Compliance Certificate; and (c) a copy of the Form 10-K filed with the Securities and Exchange Commission for such fiscal year.

         (B) PERIODIC FINANCIAL STATEMENTS. Promptly after preparation, and no later than forty-five (45) days after the last day of each fiscal quarter of the
Companies: (i) unaudited Financial Statements of the Companies showing the consolidated financial condition and results of operations of the Companies for the fiscal quarter and for the period from the beginning of the current fiscal year to the last day of the fiscal quarter; (ii) a Compliance Certificate; and
(iii) a copy of the Form 10-Q filed with the Securities and Exchange Commission for such fiscal quarter.

         (C) BORROWING BASE REPORT. Promptly after the preparation, and no later than forty-five (45) days after the last day of each fiscal quarter of Borrowers, a Borrowing Base Report.

         (D) OTHER REPORTS.

                  (I) Promptly upon its becoming available, and no later than fifteen (15) days after the filing or receipt thereof, each registration statement or prospectus filed by any Borrower with, or received by any Borrower in connection therewith from, any securities exchange or the Securities and Exchange Commission, or any successor agency thereof.

                  (II) Promptly upon its becoming available, each report filed by any Borrower with any securities exchange or the Securities and Exchange Commission, or any successor agency thereof, not otherwise required above; provided, however that the failure to provide any such report shall not result in a Potential Default or Default.

                  (III) Promptly after the mailing or delivery thereof, copies of all material reports or other information from any Borrower to holders of its Stock.

         (E) BORROWING BASE PROPERTY AND OTHER PROPERTY INFORMATION.

                  (I) Promptly after the preparation thereof, and no later than forty-five (45) days after the last day of each fiscal quarter, quarterly operating statements for each of the Borrowing Base Properties.

                  (II) Promptly after the preparation thereof, and no later than forty-five (45) days after the last day of each fiscal year, annual Capital Expenditure budgets for each of the Borrowing Base Properties.

                  (III) Promptly after the preparation thereof, and no later than forty-five (45) days after the last day of each fiscal year, operating statements containing a summary detailing the revenues, expenses, net income, average daily Room rate, occupancy levels, and revenue per available Room for each of the Hotels owned by the Companies as of and, if applicable, for the period then ended and for the corresponding period in the prior fiscal year.

         (F) NOTICES. Notice, promptly after a Responsible Officer of any Borrower knows of (i) the existence and status of any Litigation that, if determined adversely to any Company, could result in a Material Adverse Event,
(ii) any change in any material fact or circumstance represented or warranted by any Company in any Loan Document which could result in a Material Adverse Event,
(iii) the receipt by any Company of notice of any violation or alleged violation of ERISA or any Environmental Law, or (iv) a Default or Potential Default, specifying the nature thereof and what action Borrowers have taken, are taking, or propose to take.

         (G) CHANGE IN CONTROL. Promptly upon any Change in Control, notice of such event together with a description of the transaction giving rise thereto.

         (H) RATINGS. Promptly upon the receipt of notice thereof, and in any event within five (5) Business Days after any change in the Moody's Rating, the S & P Rating, or any other applicable rating notice of such change.

         (I) OTHER INFORMATION. Promptly upon reasonable request by any Agent, information (not otherwise required to be furnished under the Loan Documents) respecting the business affairs, assets, and liabilities of the Companies (including, without limitation, cash flow information, asset business plans, market information, and tax returns) and opinions, certifications, and documents in addition to those mentioned in this Agreement.

         7.2 USE OF PROCEEDS. Borrowers shall use the proceeds of Borrowings only for the purposes represented in this Agreement.

         7.3 BOOKS AND RECORDS. Borrowers shall, and shall cause each Company to, maintain books, records, and accounts necessary to prepare all Financial Statements in accordance with GAAP.

         7.4 INSPECTIONS. Upon reasonable notice and during normal business hours, Borrowers shall, and shall cause each Company to, allow each Agent (or its Representatives) to inspect any of their respective properties (subject to the inspection rights in any tenant leases), to review reports, files, and other records and to make and take away copies with Borrowers' permission, such permission not to be unreasonably withheld), and to discuss in the presence of a Borrower or such other Company any of its affairs, conditions, and finances with its other creditors, directors, officers, employees, or representatives from time to time, during reasonable business hours.

         7.5 TAXES. Borrowers shall, and shall cause each Company to, promptly pay prior to delinquency any and all Taxes, other than Taxes that are being contested in good faith by lawful proceedings diligently conducted, against which reserves or other provisions required by GAAP have been made, and in respect of which levy and execution of any Lien have been, and continue to be, stayed.

         7.6 PAYMENT OF OBLIGATIONS. Borrowers shall, and shall cause each Company to, promptly pay (or renew and extend) all of their respective obligations as they become due (unless any such obligations are being contested in good faith by appropriate proceedings and against which reserves or other provisions required by GAAP have been made).

         7.7 EXPENSES. Borrowers shall promptly pay following demand (a) all costs, fees, and expenses paid or incurred by Agents in connection with the arrangement, syndication, and negotiation of the loan evidenced by this Agreement and the other Loan Documents and the negotiation, preparation, delivery, and execution of the Loan Documents and any related amendment, waiver, or consent (including in each case the reasonable fees and expenses of any Agent's counsel), and (b) all reasonable costs, fees, and expenses of Agents and, after a Default, Lenders incurred by any Agent or, after a Default, any Lender in connection with the enforcement of the obligations of Borrowers arising under the Loan Documents or the exercise of any Rights arising under the Loan Documents (including reasonable attorneys' fees, expenses, and costs paid or incurred in connection with any workout or restructure and any action taken in connection with any Debtor Relief Laws), all of which shall be a part of the Obligation and shall bear interest, if not paid within five (5) days following demand, at the Default Rate until repaid. Without prejudice to the survival of any other agreement of Borrowers hereunder, the agreements and obligations of Borrowers contained in this SECTION shall survive the payment in full of the Total Principal Debt and all other amounts payable under this Agreement.

         7.8 MAINTENANCE OF EXISTENCE, ASSETS, AND BUSINESS. Each Company shall
(a) maintain its trust, partnership, limited liability company, or corporate existence in good standing in its state of organization or formation, and (b) maintain (i) its authority to transact business in good standing in all other states, (ii) all licenses, permits, franchises, and Governmental Requirements necessary for its business, and (iii) all of its material assets that are useful in and necessary to its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs and replacements.

         7.9 INSURANCE. Borrowers shall, and shall cause each Company to, maintain with financially sound, responsible, and reputable insurance companies or associations (or, as to workers' compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates) insurance reasonably acceptable to each Agent concerning its properties and businesses against casualties and contingencies and of types and in amounts (and with co-insurance and deductibles) as is customary in the case of similar businesses. At any Agent's request, Borrowers shall, and shall cause each Company to, deliver to such Agent evidence of insurance for each policy of insurance and evidence of payment of all premiums.

         7.10 PRESERVATION AND PROTECTION OF RIGHTS. Borrowers shall, and shall cause each other Company to, perform the acts and duly authorize, execute, acknowledge, deliver, file, and record any additional writings as any Agent may reasonably deem necessary or appropriate to preserve and protect the Rights of the Credit Parties under any Loan Document.

         7.11 ENVIRONMENTAL LAWS. Borrowers shall, and shall cause each Company to, (a) operate and manage its businesses and otherwise conduct its affairs in compliance with all Environmental Laws, (b) promptly deliver to Agents a copy of any written notice received from any Governmental Authority alleging that any Company is not in compliance with any Environmental Law, and (c) promptly deliver to Agents a copy of any written notice received from any Governmental Authority alleging that any Company has any potential environmental Liability.

         7.12 INDEMNIFICATION.

         (A) AS USED IN THIS SECTION: (I) "INDEMNITOR" MEANS BORROWERS; (II) "INDEMNITEE" MEANS EACH CREDIT PARTY, EACH PRESENT AND FUTURE AFFILIATE OF EACH CREDIT PARTY, EACH PRESENT AND FUTURE REPRESENTATIVE OF EACH CREDIT PARTY OR ANY OF SUCH AFFILIATES, AND EACH PRESENT AND FUTURE SUCCESSOR AND ASSIGN OF EACH CREDIT PARTY OR ANY OF SUCH AFFILIATES OR REPRESENTATIVES; AND (III) "INDEMNIFIED LIABILITIES" MEANS ALL PRESENT AND FUTURE, KNOWN AND UNKNOWN, FIXED AND CONTINGENT, ADMINISTRATIVE, INVESTIGATIVE, JUDICIAL, AND OTHER CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, INVESTIGATIONS, SUITS, PROCEEDINGS, AMOUNTS PAID IN SETTLEMENT, DAMAGES, JUDGMENTS, PENALTIES, COURT COSTS, LIABILITIES, AND OBLIGATIONS -- AND ALL PRESENT AND FUTURE COSTS, EXPENSES, AND DISBURSEMENTS (INCLUDING, WITHOUT LIMITATION, ALL REASONABLE ATTORNEYS' FEES AND EXPENSES WHETHER OR NOT SUIT OR OTHER PROCEEDING EXISTS OR ANY INDEMNITEE IS PARTY TO ANY SUIT OR OTHER PROCEEDING) IN ANY WAY RELATED TO ANY OF THE FOREGOING -- THAT MAY AT ANY TIME BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST ANY INDEMNITEE AND IN ANY WAY RELATING TO OR ARISING OUT OF ANY (A) LOAN DOCUMENT, TRANSACTION CONTEMPLATED BY ANY LOAN DOCUMENT, OR ANY PROPERTY, (B) ENVIRONMENTAL LIABILITY IN ANY WAY RELATED TO ANY COMPANY, ANY PROPERTY, OR ANY ACT, OMISSION, STATUS, OWNERSHIP, OR OTHER RELATIONSHIP, CONDITION, OR CIRCUMSTANCE CONTEMPLATED BY, CREATED UNDER, OR ARISING PURSUANT TO OR IN CONNECTION WITH ANY LOAN DOCUMENT, OR (C) ANY INDEMNITEE'S SOLE OR CONCURRENT ORDINARY NEGLIGENCE.

         (B) EACH INDEMNITOR SHALL JOINTLY AND SEVERALLY INDEMNIFY EACH INDEMNITEE FROM AND AGAINST, PROTECT AND DEFEND EACH INDEMNITEE FROM AND AGAINST, HOLD EACH INDEMNITEE HARMLESS FROM AND AGAINST, AND ON DEMAND PAY OR REIMBURSE EACH INDEMNITEE FOR, ALL INDEMNIFIED LIABILITIES.

         (C) THE FOREGOING PROVISIONS (I) ARE NOT LIMITED IN AMOUNT EVEN IF THAT AMOUNT EXCEEDS THE OBLIGATION, (II) INCLUDE, WITHOUT LIMITATION, REASONABLE FEES AND EXPENSES OF ATTORNEYS AND OTHER COSTS AND EXPENSES OF LITIGATION OR PREPARING FOR LITIGATION AND DAMAGES OR INJURY TO PERSONS, PROPERTY, OR NATURAL RESOURCES ARISING UNDER ANY STATUTORY OR COMMON LAW, PUNITIVE DAMAGES, FINES, AND OTHER PENALTIES, AND (III) ARE NOT AFFECTED BY THE SOURCE OR ORIGIN OF ANY HAZARDOUS SUBSTANCE, AND (IV) ARE NOT AFFECTED BY ANY INDEMNITEE'S INVESTIGATION, ACTUAL OR CONSTRUCTIVE KNOWLEDGE, COURSE OF DEALING, OR WAIVER.

         (D) No Indemnitee is entitled to be indemnified under the Loan Documents for its own fraud, gross negligence, or willful misconduct.

         (E) THE PROVISIONS OF AND INDEMNIFICATION AND OTHER UNDERTAKINGS UNDER THIS SECTION SURVIVE THE SATISFACTION OF THE OBLIGATION AND THE TERMINATION OF THE LOAN DOCUMENTS.

         7.13 REIT STATUS. At all times, the Trust (including its organization and method of operations and those of its Consolidated Affiliates) shall qualify as a REIT.

         7.14 ERISA EXEMPTIONS. At all times, the Trust shall qualify as a "real estate operating company" under the 29 C.F.R. ss. 2510.3-101(e) (or any successor regulation) or other appropriate exemption such that its assets shall not be deemed "plan assets" as defined in 29 C.F.R. ss. 2510.3-101(a)(1) (or any successor regulation) of any Employee Plan or Multi-employer Plan.

         7.15 LISTED COMPANY. The common Stock of the Trust shall at all times be listed for trading and be traded on the New York Stock Exchange, the American Stock Exchange, or the Nasdaq Stock Market.

         7.16 PROPERTIES.

         (A) Borrowers shall cause all of the Companies' Properties to be operated, maintained, and managed at all times in a professional manner (including all marketing, advertising, and promotional programs). Borrowers shall keep in effect (or cause to be kept in effect) at all times all permits and contractual arrangements as may be necessary to meet the standards of operation described in the foregoing sentence.

         (B) Borrowers shall cause construction, renovation, and rehabilitation work with respect to all of the Companies' Properties to be performed in a good and workmanlike manner substantially in accordance with all Governmental Requirements and restrictions affecting such Properties.

                                    SECTION 8

                               NEGATIVE COVENANTS

         So long as Lenders are committed to fund any Borrowings or fund or issue any LCs under this Agreement and until the Obligation is paid in full, Borrowers covenant and agree as follows:

         8.1 PAYMENT OF OBLIGATIONS. Borrowers shall not, and shall not permit any Company to, voluntarily prepay principal of, or interest on, any Liabilities other than the Obligation, if a Default has occurred and is continuing at the time of such voluntary prepayment.

         8.2 EMPLOYEE PLANS. Borrowers shall not, and shall not permit any Company to, permit any of the events or circumstances described in SECTION 6.10 to exist or occur.

         8.3 TRANSACTIONS WITH AFFILIATES. Except as disclosed on SCHEDULE 6.14 (as supplemented from time to time to reflect changes as a result of transactions permitted by this Agreement or approved by Required Lenders), Borrowers shall not, and shall not permit any Company to, enter into any material transaction with any of its Affiliates, other than transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than it could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate.

         8.4 COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS AND DOCUMENTS. Borrowers shall not, and shall not permit any Company to, (a) violate the provisions of any Governmental Requirements applicable to it or of any material agreement to which it is a party, (b) violate the provisions of its Constituent Documents, or
(c) repeal, replace, or amend any provision of its Constituent Documents, in each case where any of the foregoing could result in a Material Adverse Event.

         8.5 LOANS, ADVANCES, AND INVESTMENTS. Borrowers shall not permit the Companies to have or make any investments in:

         (A) Properties consisting of raw land, non-income producing Properties, and other Properties that are not Hotels exceeding in the aggregate fifteen percent (15%) of Total Assets; or

         (B) The Stock of Persons (including corporations, partnerships, joint ventures, and similar entities) that are not Consolidated Affiliates accounted for on an equity basis (determined in accordance with GAAP) exceeding in the aggregate fifteen percent (15%) of Total Assets; or

         (C) The investments described in (A) through (B) above exceeding in the aggregate twenty-five percent (25%) of Total Assets.

         8.6 DIVIDENDS AND DISTRIBUTIONS. Borrowers shall not, and shall not permit any Company to, declare, make or pay any Distribution, other than Permitted Distributions. Borrowers shall not, and shall not permit any Company to, enter into or permit to exist any arrangement or agreement (other than this Agreement) that prohibits it from paying Distributions to the holders of its Stock.

         8.7 SALE OF ASSETS. Borrowers shall not, and shall not permit any Company to, sell, assign, lease, transfer, or otherwise dispose of all or substantially all of its assets.

         8.8 MERGERS AND DISSOLUTIONS. Borrowers shall not, and shall not permit any Company to, merge or consolidate with any other Person or liquidate, wind up, or dissolve (or suffer any liquidation or dissolution).

         8.9 ASSIGNMENT. Borrowers shall not, and shall not permit any Company to, assign or transfer any of its Rights, duties, or obligations under any of the Loan Documents.

         8.10 FISCAL YEAR AND ACCOUNTING METHODS. Borrowers shall not, and shall not permit any Company to, change its fiscal year or its method of accounting (other than changes required or allowed by GAAP).

         8.11 NEW BUSINESSES. Borrowers shall not, and shall not permit any Company to, engage in any type of business except the types of businesses in which they are presently engaged and any other reasonably related business.

         8.12 GOVERNMENT REGULATIONS. Borrowers shall not, and shall not permit any Company to, conduct its business in a way that it becomes regulated under the Investment Company Act of 1940, as amended, or the Public Utility Holding Company Act of 1935, as amended.

         8.13 INTEREST RATE AGREEMENTS. Borrowers shall not permit, as of any date, the amount of Principal Debt that is not either subject to a fixed interest rate or hedged pursuant to an Interest Rate Agreement acceptable to each Agent ("VARIABLE RATE DEBT") to exceed twenty-five percent (25%) of the amount of Principal Debt for more than three (3) Business Days; provided that Eurodollar Borrowings shall be deemed to be subject to a fixed rate.

         8.14 SUBSIDIARY GUARANTORS. No Subsidiary Guarantor shall: (a) create, incur, assume, guarantee, or suffer to exist any Liabilities, other than (i) the Obligation, (ii) trade payables created in the ordinary course of business,
(iii) endorsements of negotiable instruments in the ordinary course of business,
(iv) contingent Liabilities covered by reserves or insurance, and (v) equipment leases incurred in the ordinary course of business; or (b) create, incur, or suffer or permit to be created or incur or exist any Lien upon any of its assets, except Permitted Liens.

                                    SECTION 9

                               FINANCIAL COVENANTS

         So long as Lenders are committed to fund Borrowings or fund or issue any LCs under this Agreement and until the Obligation is paid and performed in full, Borrowers covenant and agree that Borrowers shall not directly or indirectly permit:

         9.1 INTEREST COVERAGE RATIOS. As of the last day of any fiscal quarter, the ratio of (a) Adjusted EBITDA, to (b) Interest Expense, in each case for the Companies, on a consolidated basis and for the twelve (12) month period ending on the date of determination, to be less than 3.0 to 1.0.

         9.2 FIXED CHARGE COVERAGE RATIO. As of the last day of any fiscal quarter, the ratio of (a) EBITDA, to (b) Fixed Charges, in each case for the Companies, on a consolidated basis and for the twelve (12) month period ending on the date of determination, to be less than 2.25 to 1.0.

         9.3 ADJUSTED FIXED CHARGE COVERAGE RATIO. As of the last day of any fiscal quarter, the ratio of (a) EBITDA, to (b) Adjusted Fixed Charges, in each case for the Companies, on a consolidated basis and for the twelve (12) month period ending on the date of determination, to be less than 2.0 to 1.0.

         9.4 SECURED INDEBTEDNESS. As of the last day of any fiscal quarter, the ratio of (a) Secured Debt of the Companies, on a consolidated basis, to (b) Total Assets, in each case as of such date, to exceed .30 to 1.0.

         9.5 TOTAL INDEBTEDNESS TO TOTAL CAPITALIZATION. As of the last day of any fiscal quarter during the following periods, the ratio of (a) all Indebtedness of the Companies, on a consolidated basis, to (b) the sum of (i) all Liabilities of the Companies, on a Consolidated Basis, plus (ii) Tangible Net Worth, plus (iii) minority interest in Consolidated Affiliates, in each case as of such date, to exceed the ratio set forth opposite such period below:


------------------------------------------------------------------------------
               PERIOD                                 MAXIMUM RATIO
==============================================================================
        Closing Date through the                        0.45 to 1.0
            Change Date
------------------------------------------------------------------------------
       Change Date and thereafter                       0.40 to 1.0
------------------------------------------------------------------------------


For purposes of this SECTION 9.5, the term "CHANGE DATE" means the earlier to occur of (a) December 31, 1998, and (b) the date of the first (1st) Equity Issuance subsequent to the Closing Date of voting Stock of any Company resulting in Net Proceeds in excess of $75,000,000 (individually or collectively with other Equity Issuances of such Company subsequent to the Closing Date).

         9.6 TOTAL INDEBTEDNESS TO IMPLIED VALUE. As of the last day of any fiscal quarter, the Total Indebtedness to Implied Value Ratio to exceed .40 to 1.0.

         9.7 MINIMUM TANGIBLE NET WORTH. As of the last day of any fiscal quarter, Tangible Net Worth to be less than the sum of (a) $300,000,000, and (b) eighty-five percent (85%) of the amount of Net Proceeds of any Equity Issuances subsequent to the Closing Date.

                                   SECTION 10

                                     DEFAULT

         The term "DEFAULT" means the occurrence of any one or more of the following events:

         10.1 PAYMENT OF OBLIGATION. The failure of any Obligor to pay any principal of or any interest on the Obligation when it becomes due and payable under the Loan Documents, and such failure shall continue for three (3) days after such payment became due.

         10.2 COVENANTS. The failure of any Obligor to punctually and properly perform, observe, and comply with:

         (A) any covenant or agreement contained in SECTION 4; or

         (B) any covenant or agreement contained in SECTION 7.1, and such failure shall continue for ten (10) days after Borrowers receive notice from Administrative Agent of such failure; or

         (C) any covenant or agreement contained in SECTION 9 and such failure shall continue for ten (10) days after such failure occurred; or

         (D) any other covenant or agreement contained in any Loan Document (other than the covenants to pay the principal of and interest on the Obligation and the covenants in (A), (B), or (C) preceding) and if such failure is susceptible to being cured within the appropriate time, then such failure shall continue for thirty (30) days after the earlier to occur of the date (i) any Responsible Officer of Borrower knows of, or (ii) Borrowers receive notice from Administrative Agent of, such failure.

         10.3 DEBTOR RELIEF. Any Company (a) is not Solvent, (b) fails to pay its Liabilities generally as they become due, (c) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Relief Law, or (d) becomes a party to or is made the subject of any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the Rights of any Credit Party granted in the Loan Documents (unless, if the proceeding is involuntary, the applicable petition is dismissed within sixty (60) days after its filing).

         10.4 JUDGMENTS AND ATTACHMENTS. Any Company fails, within sixty (60) days after entry, to pay, bond, or otherwise discharge any judgment or order for the payment of money in excess of $5,000,000 (individually or collectively) or any warrant of attachment, sequestration or similar proceeding against any Company's assets having a value (individually or collectively) of $5,000,000 which is neither (a) stayed on appeal nor (b) diligently contested in good faith by appropriate proceedings and adequate reserves have been set aside on its books in accordance with GAAP.

         10.5 GOVERNMENT ACTION.

         (A) A final non-appealable order is issued by any Governmental Authority (including the United States Justice Department) requiring any Company to divest all or a substantial portion of its assets under any antitrust, restraint of trade, unfair competition, industry regulation, or similar Governmental Requirements, or

         (B) any Governmental Authority seizes or otherwise appropriates, or takes custody or control of, all or any substantial portion of the assets of any Company, other than through condemnation proceeding.

         10.6 MISREPRESENTATION. Any material representation or warranty made by any Company contained in any Loan Document at any time proves to have been incorrect in any material respect when made.

         10.7 DEFAULT UNDER OTHER AGREEMENTS.

         (A) Any Company shall fail to make any payment in respect of any Indebtedness in excess of $10,000,000 (individual or in the aggregate) when due or within any applicable grace period, if any; or

         (B) A default shall occur in respect of credit agreement, note, mortgage, indenture, or other agreement or document evidencing, securing, or otherwise relating to any Indebtedness in excess of $10,000,000 (individual or in the aggregate) (other than a failure to make any payment when due in respect of any such Indebtedness) and such default shall continue for more than the period of grace, if any, specified therein or otherwise granted by the lender thereof.

         10.8 VALIDITY AND ENFORCEABILITY OF LOAN DOCUMENTS. Any Loan Document at any time after its execution and delivery ceases to be in full force and effect in any material respect or is declared by a Governmental Authority to be null and void or its validity or enforceability is contested by any Company, or any Company denies that it has any further liability or obligations under any Loan Document to which it is a party.

         10.9 MANAGEMENT CHANGES. Jeffrey Fisher shall cease to be active in the management of the Trust.

         10.10 CHANGE IN CONTROL. A Change in Control shall occur.

         10.11 PLAN ASSETS. The assets of any Company at any time constitute assets, within the meaning of ERISA, the Code, and the respective regulations promulgated thereunder, of any Employee Plan or Multi-employer Plan.

         10.12 DEFAULT UNDER OPERATING LEASES. The failure of any Company to punctually and properly perform, observe, and comply with any covenant or agreement contained in any Operating Lease and such default shall continue for more than any applicable grace period, if any.

                                   SECTION 11

                               RIGHTS AND REMEDIES

         11.1 REMEDIES UPON DEFAULT.

         (A) DEBTOR RELIEF. If a Default (i) occurs under SECTION 10.3(C) or
(ii) occurs and is continuing under SECTION 10.3(A), (B) OR (D), the commitment to extend credit under this Agreement automatically terminates, the entire unpaid balance of the Obligation automatically becomes due and payable without any action of any kind whatsoever.

         (B) OTHER DEFAULTS. If a Default occurs and is continuing, subject to the terms of SECTION 13.9(B), then Administrative Agent, upon the request of the Required Lenders, may do any one or more of the following: (i) if the maturity of the Obligation has not already been accelerated under SECTION 11.1(A), then declare the entire unpaid balance of all or any part of the Obligation immediately due and payable, whereupon it is due and payable; (ii) terminate the commitments of Lenders to extend credit under this Agreement; (iii) reduce any claim to judgment; and (iv) exercise any and all other legal or equitable Rights afforded by the Loan Documents, the Governmental Requirements of the Commonwealth of Virginia, or any other applicable jurisdiction.

         (C) COLLATERAL.

                  (I) If a Default occurs and is continuing at an Applicable Time, then promptly, and in any event within twenty-one (21) days after the request of any Agent, at the direction of any Agent or the Required Lenders, Borrowers shall cause to be executed and delivered to such Agent all such instruments and documents as either Agent may require in order to grant, perfect, and protect Liens in favor of Administrative Agent, for the benefit of the Credit Parties, in Borrowing Base Properties having an Implied Value as of such date in an amount equal to the product of (A) the Commitment Usage as of such date, times (B) one hundred twenty-five percent (125%). Such documents shall include, without limitation, a Mortgage in substantially the form of EXHIBIT H, modified to the extent necessary to meet the substantive requirements of the laws of the state where each Borrowing Base Property is located.

                  (II) Each Borrower hereby appoints a Responsible Officer of each Agent (as designated by each such Agent from time to time) as such Borrower's attorney-in-fact with full power in such Borrower's name and behalf to do every act which such Borrower is obligated to do or may be required to do under this SECTION 11.1(C); provided, however, that nothing in this SECTION shall be construed to obligate any Credit Party to take any action hereunder nor shall any Credit Party be liable to any Borrower for failure to take any action hereunder. This appointment shall be deemed a power coupled with an interest and shall not be terminable as long as the Obligation is outstanding.

         11.2 WAIVERS. To the extent permitted by applicable law, each Company waives presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment, and agrees that its liability with respect to all or any part of the Obligation is not affected by any renewal or extension in the time of payment of all or any part of the Obligation, by any indulgence, or by any release or change in any security for the payment of all or any part of the Obligation.

         11.3 PERFORMANCE BY ADMINISTRATIVE AGENT. If any covenant, duty, or agreement of Borrowers are not performed in accordance with the terms of the Loan Documents, Administrative Agent may, while a Default exists, at its option, perform, or attempt to perform that covenant, duty, or agreement on behalf of Borrowers (and any amount expended by Administrative Agent in its performance or attempted performance is payable by to Administrative Agent on demand, becomes part of the Obligation, and bears interest at the Default Rate from the date of Administrative Agent's expenditure until paid). However, neither Administrative Agent nor any Lender assumes or shall have, except by its express written consent, any liability or responsibility for the performance of any covenant, duty, or agreement of Borrowers.

         11.4 NOT IN CONTROL. None of the covenants or other provisions contained in any Loan Document shall, or shall be deemed to, give Agents or Lenders the Right to exercise control over the assets (including real Property), affairs, or management of any Company.

         11.5 COURSE OF DEALING. The acceptance by Agents or any Lender of any partial payment on the Obligation shall not be deemed to be a waiver of any Default then existing. No waiver by any Credit Party of any Default shall be deemed to be a waiver of any other then-existing or subsequent Default. No delay or omission by any Credit Party in exercising any Right under the Loan Documents will impair that Right or be construed as a waiver thereof or any acquiescence therein, nor will any single or partial exercise of any Right preclude other or further exercise thereof or the exercise of any other Right under the Loan Documents or otherwise.

         11.6 CUMULATIVE RIGHTS. All Rights available to the Credit Parties under the Loan Documents are cumulative of and in addition to all other Rights granted to the Credit Parties at law or in equity, whether or not the Obligation is due and payable and whether or not Agents or Lenders have instituted any suit for collection, foreclosure, or other action in connection with the Loan Documents.

         11.7 APPLICATION OF PROCEEDS. Any and all proceeds ever received by any Credit Party from the exercise of any Rights pertaining to the Obligation shall be applied to the Obligation according to SECTION 3.11.

         11.8 CERTAIN PROCEEDINGS. Borrowers shall promptly execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments, and all other documents and papers any Agent reasonably requests in connection with the obtaining of any consent, approval, registration, qualification, permit, license, or authorization of any Governmental Authority or other Person necessary or appropriate for the effective exercise of any Rights under the Loan Documents. Because Borrowers agree that Agents' and Lenders' remedies at law for failure of Borrowers to comply with the provisions of this paragraph would be inadequate and that failure would not be adequately compensable in damages, Borrowers agree that the covenants of this SECTION 11.8 may be specifically enforced.

         11.9 DOCUMENTATION AGENT. If Borrower inadvertently fails to deliver to Documentation Agent copies of any notices or documents required to be delivered to both Agents hereunder, and such failure would be a Potential Default or Default, then so long as Borrowers shall deliver such notices or documents to Administrative Agent and such failure does not occur more than two (2) times in any calendar year, then such failure shall not result in a Potential Default or Default.

                                   SECTION 12

                               AGENTS AND LENDERS

         12.1 AGENTS.

         (A) APPOINTMENT. Each Lender appoints Administrative Agent (including, without limitation, each successor Agent in accordance with this SECTION 12) as its nominee and agent to act in its name and on its behalf (and Administrative Agent and each such successor accepts that appointment): (i) to act as its nominee and on its behalf in and under all Loan Documents; (ii) to arrange the means whereby its funds are to be made available to Borrowers under the Loan Documents; (iii) to take any action that it properly requests under the Loan Documents (subject to the concurrence of other Lenders as may be required under the Loan Documents); (iv) to receive all documents and items to be furnished to it under the Loan Documents; (v) to be the secured party, mortgagee, beneficiary, recipient, and similar party in respect of any collateral, for the benefit of Lenders; (vi) to promptly distribute to it all Financial Statements, Borrowing



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Base Reports, notices received hereunder, and other items specifically required to be delivered to it hereunder, and, upon request, such other material information, requests, documents, and items received under the Loan Documents;
(vii) to promptly distribute to it its ratable part of each payment or prepayment (whether voluntary, as proceeds of collateral upon or after foreclosure, as proceeds of insurance thereon, or otherwise) in accordance with the terms of the Loan Documents; and (viii) to deliver to the appropriate Persons requests, demands, approvals, and consents received from it. However, Administrative Agent may not be required to take any action that exposes it to personal liability or that is contrary to any Loan Document or applicable Governmental Requirement.

         (B) SUCCESSOR. Administrative Agent may assign all of its Rights and obligations as Administrative Agent under the Loan Documents to any of its Affiliates, which Affiliate shall then be the successor Administrative Agent under the Loan Documents. Administrative Agent may also voluntarily resign by giving thirty (30) days' prior written notice to Borrowers and Lenders, and shall resign upon the request of the Required Lenders for cause (i.e., Administrative Agent is continuing to fail to perform its responsibilities as Administrative Agent under the Loan Documents). If the initial or any successor Administrative Agent ever ceases to be a party to this Agreement or if the initial or any successor Administrative Agent ever resigns (whether voluntarily or at the request of the Required Lenders), then the Required Lenders shall (which, if no Default or Potential Default exists, is subject to Borrowers' approval that may not be unreasonably withheld) appoint the successor Administrative Agent from among Lenders (other than the resigning Administrative Agent). If the Required Lenders fail to appoint a successor Administrative Agent within thirty (30) days after the resigning Administrative Agent has given notice of resignation or the Required Lenders have removed the resigning Administrative Agent, then the resigning Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent (which, if no Default or Potential Default exists, is subject to Borrowers' approval that may not be unreasonably withheld), which must be a commercial bank or other licensed financial institution having a combined capital and surplus of at least $1,000,000,000 (as shown on its most recently published statement of condition) and whose debt obligations (or whose parent's debt obligations) are rated not less than Baa1 by Moody's or BBB+ by S & P. Upon its acceptance of appointment as successor Administrative Agent, the successor Administrative Agent succeeds to and becomes vested with all of the Rights of the prior Administrative Agent, and the prior Administrative Agent is discharged from its duties and obligations of Administrative Agent under the Loan Documents, and each Lender shall execute the documents that any Lender, the resigning or removed Administrative Agent, or the successor Administrative Agent reasonably request to reflect the change. After any Administrative Agent's resignation or removal as Administrative Agent under the Loan Documents, the provisions of this Section inure to its benefit as to any actions taken or not taken by it while it was Administrative Agent under the Loan Documents. If Borrowers fail to respond to any written request for any consent required in this SECTION 12.1(B) within five (5) Business Days after the date that Borrowers receive such request, then Borrowers shall be deemed to have given its consent to such request.

         (C) RIGHTS AS LENDER. Each Agent, in its capacity as a Lender, has the same Rights under the Loan Documents as any other Lender and may exercise those Rights as if it were not acting as an Agent. The term "Lender," unless the context otherwise indicates, includes Agents. Administrative Agent's resignation or removal does not impair or otherwise affect any Rights that it has or may have in its capacity as an individual Lender. Each Lender and Borrowers agree that Agents are not a fiduciary for Lenders or for Borrowers but are simply acting in the capacities described in this Agreement to alleviate administrative burdens for Borrowers and Lenders, that Agents have no duties or responsibilities to Lenders or Borrowers


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except those expressly set forth in the Loan Documents, and that each Agent in its capacity as a Lender has the same Rights as any other Lender.

         (D) OTHER ACTIVITIES. Any Credit Party may now or in the future be engaged in one or more loan, letter of credit, leasing, or other financing transactions with Borrowers or another Company, act as trustee or depositary for Borrowers or another Company, or otherwise be engaged in other transactions with Borrowers (collectively, the "OTHER ACTIVITIES") not the subject of the Loan Documents. Without limiting the Rights of Lenders specifically set forth in the Loan Documents, no Credit Party is responsible to account to the other Credit Parties for those other activities, and no Credit Party shall have any interest in any other Credit Party's activities, any present or future guaranties by or for the account of Borrowers that are not contemplated by or included in the Loan Documents, any present or future offset exercised by any Credit Party in respect of those other activities, any present or future Property taken as security for any of those other activities, or any Property now or hereafter in any Credit Party's possession or control that may be or become security for the obligations of Borrowers arising under the Loan Documents by reason of the general description of indebtedness secured or of Property contained in any other agreements, documents, or instruments related to any of those other activities (but, if any payments in respect of those guaranties or that Property or the proceeds thereof is applied by any Credit Party to reduce the Obligation, then each Lender is entitled to share ratably in the application as provided in the Loan Documents).

         (E) DOCUMENTATION AGENT. Documentation Agent, solely in such capacity, shall have no Rights, duties, or obligations hereunder, except as specifically provided in this Agreement. Each Lender appoints Documentation Agent (including, without limitation, each successor Documentation Agent in accordance with this
SECTION 12) to take any action that it properly requests under the Loan Documents (subject to the concurrence of other Lenders as may be required under the Loan Documents), and to be the secured party, mortgagee, beneficiary, recipient, and similar party in respect of any collateral, for the benefit of Lenders. Documentation Agent (a) may voluntarily resign by notice to Administrative Agent, Lenders, and Borrowers, and (b) shall resign upon the request of the Required Lenders for cause. Upon the resignation of Documentation Agent, the Required Lenders may elect to designate a successor Documentation Agent (which, if no Default or Potential Default exists, is subject to Borrowers' approval that may not be unreasonably withheld), which must be a Lender who is a commercial bank or other licensed financial institution having a combined capital and surplus of at least $1,000,000,000 (as shown on its most recently published statement of condition) and whose debt obligations (or whose parent's debt obligations) are rated not less than Baa1 by Moody's or BBB+ by S & P.

         12.2 EXPENSES. Should Administrative Agent commence any proceeding or in any way seek to enforce its Rights under the Loan Documents, irrespective of whether as a result thereof Administrative Agent shall acquire title to any collateral, either through foreclosure, deed in lieu of foreclosure, or otherwise, each Lender, upon demand therefor from time to time, shall contribute its share (based on its Pro Rata Share) of the reasonable costs and/or expenses of any such enforcement or acquisition, including, but not limited to, fees of receivers or trustees, court costs, title company charges, filing and recording fees, appraisers' fees and fees and expenses of attorneys to the extent not otherwise reimbursed by Borrowers. Without limiting the generality of the foregoing, each Lender shall contribute its share (based on its Pro Rata Share) of all reasonable costs and expenses incurred by Administrative Agent (including reasonable attorneys' fees and expenses) if Administrative Agent employs counsel for advice or other representation (whether or not any suit has been or shall be filed) with respect to any collateral or any part thereof, or any of the Loan Documents, or the attempt to enforce any Lien in any of the collateral, or to enforce any Rights of Administrative Agent or any of Borrowers' or any other Company's obligations under any of the Loan



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Documents, but not with respect to any dispute between Administrative Agent and any other Lender(s). Any loss of principal and interest resulting from any Default shall be shared by Lenders in accordance with their respective Pro Rata Share. It is understood and agreed that if Administrative Agent determines that it is necessary to engage counsel for Lenders from and after the occurrence of a Potential Default or Default, then said counsel shall be selected by Administrative Agent and written notice of the same shall be delivered to Lenders.

         12.3 PROPORTIONATE ABSORPTION OF LOSSES. Except as otherwise provided in the Loan Documents, nothing in the Loan Documents gives any Lender any advantage over any other Lender insofar as the Obligation is concerned or relieves any Lender from ratably absorbing any losses sustained with respect to the Obligation (except to the extent unilateral actions or inactions by any Lender result in Borrowers or any other Company on the Obligation having any credit, allowance, setoff, defense, or counterclaim solely with respect to all or any part of that Lender's Pro Rata Share of the Obligation).

         12.4 DELEGATION OF DUTIES; RELIANCE. Lenders may perform any of their duties or exercise any of their Rights under the Loan Documents by or through any Agent, and Lenders and any Agent may perform any of their duties or exercise any of their Rights under the Loan Documents by or through their respective Representatives. Each Agent, Lenders, and their respective Representatives (a) are entitled to rely upon (and shall be protected in relying upon) any written or oral statement believed by it or them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel selected by such Agent or that Lender (but nothing in this CLAUSE (A) permits any Agent to rely on (i) oral statements if a writing is required by this Agreement or (ii) any other writing if a specific writing is required by this Agreement), (b) are entitled to deem and treat each Lender as the owner and holder of its portion of the Obligation for all purposes until written notice of the assignment or transfer is given to and received by Administrative Agent (and any request, authorization, consent, or approval of any Lender is conclusive and binding on each subsequent holder, assignee, or transferee of or Participant in that Lender's portion of the Obligation until that notice is given and received), (c) are not deemed to have notice of the occurrence of a Default unless a Responsible Officer of such Agent, who handles matters associated with the Loan Documents and transactions thereunder, has actual knowledge or such Agent has been notified by a Lender or Borrowers, and
(d) are entitled to consult with legal counsel (including counsel for Borrower), independent accountants, and other experts selected by such Agent and are not liable for any action taken or not taken in good faith by it in accordance with the advice of counsel, accountants, or experts.

         12.5 LIMITATION OF AGENTS' LIABILITY.

         (A) EXCULPATION. No Agent nor any of their Affiliates or Representatives will be liable for any action taken or omitted to be taken by it or them under the Loan Documents in good faith and believed by it or them to be within the discretion or power conferred upon it or them by the Loan Documents or be responsible for the consequences of any error of judgment (except for fraud, gross negligence, or willful misconduct), and no Agent nor any of its Affiliates or Representatives has a fiduciary relationship with any Lender by virtue of the Loan Documents (but nothing in this Agreement negates the obligation of Administrative Agent to account for funds received by it for the account of any Lender).

         (B) INDEMNITY. Unless indemnified to its satisfaction against loss, cost, liability, and expense, no Agent may be compelled to do any act under the Loan Documents or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the Loan Documents. If an Agent requests instructions from Lenders, or the Required Lenders, as the case may



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be, with respect to any act or action in connection with any Loan Document, then such Agent is entitled to refrain (without incurring any liability to any Person by so refraining) from that act or action unless and until it has received instructions. In no event, however, may any Agent or any of its Representatives be required to take any action that it or they determine could incur for it or them criminal or onerous civil liability. Without limiting the generality of the foregoing, no Lender has any Right of action against any Agent as a result of such Agent's acting or refraining from acting under this Agreement in accordance with instructions of the Required Lenders.

         (C) RELIANCE. No Agent is responsible to any Lender or any Participant for, and each Lender represents and warrants that it has not relied upon any Agent in respect of, (i) the creditworthiness of any Company and the risks involved to that Lender, (ii) the effectiveness, enforceability, genuineness, validity, or the due execution of any Loan Document (except by such Agent),
(iii) any representation, warranty, document, certificate, report, or statement made therein (except by such Agent) or furnished thereunder or in connection therewith, (iv) the adequacy of any collateral now or hereafter securing the Obligation or the existence, priority, or perfection of any Lien now or hereafter granted or purported to be granted on any collateral under any Loan Document, or (v) observation of or compliance with any of the terms, covenants, or conditions of any Loan Document on the part of any Company. EACH LENDER AGREES TO INDEMNIFY EACH AGENT AND ITS REPRESENTATIVES AND HOLD THEM HARMLESS FROM AND AGAINST (BUT LIMITED TO SUCH LENDER'S PRO RATA SHARE OF) ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, REASONABLE EXPENSES, AND REASONABLE DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER THAT MAY BE IMPOSED ON, ASSERTED AGAINST, OR INCURRED BY THEM IN ANY WAY RELATING TO OR ARISING OUT OF THE LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED BY THEM UNDER THE LOAN DOCUMENTS IF SUCH AGENT AND ITS REPRESENTATIVES ARE NOT REIMBURSED FOR SUCH AMOUNTS BY ANY COMPANY. ALTHOUGH EACH AGENT AND ITS REPRESENTATIVES HAVE THE RIGHT TO BE INDEMNIFIED UNDER THIS AGREEMENT FOR ITS OR THEIR OWN ORDINARY NEGLIGENCE, EACH AGENT AND ITS REPRESENTATIVES DO NOT HAVE THE RIGHT TO BE INDEMNIFIED UNDER THIS AGREEMENT FOR ITS OR THEIR OWN FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT.

         12.6 DEFAULT. While a Default exists, Lenders agree to promptly confer in order that the Required Lenders or Lenders, as the case may be, may agree upon a course of action for the enforcement of the Rights of Lenders. Each Agent is entitled to act or refrain from taking any action (without incurring any liability to any Person for so acting or refraining) unless and until it has received instructions from the Required Lenders. In actions with respect to any Company's Property, each Agent is acting for the ratable benefit of each Lender.

         12.7 LIMITATION OF LIABILITY. No Lender or any Participant will incur any liability to any other Lender or Participant except for acts or omissions in bad faith, and neither Administrative Agent nor any Lender or Participant will incur any liability to any other Person for any act or omission of any other Lender or any Participant.

         12.8 RELATIONSHIP OF LENDERS. The Loan Documents do not create a partnership or joint venture among the Credit Parties.

         12.9 BENEFITS OF AGREEMENT. None of the provisions of this SECTION inure to the benefit of any Company or any other Person except the Credit Parties. Therefore, no Company nor any other Person is


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responsible or liable for, entitled to rely upon, or entitled to raise as a defense -- in any manner whatsoever -- the failure of any Credit Party to comply with these provisions.

         12.10 APPROVAL OF LENDERS.

         (A) All communications from Administrative Agent to Lenders requesting Lenders' determination, consent, approval, or disapproval (i) shall be given in the form of a written notice to each Lender, (ii) shall be accompanied by a description of the matter or thing as to which such determination, approval, consent, or disapproval is requested, or shall advise each Lender where such matter or thing may be inspected, or shall otherwise describe the matter or issue to be resolved, (iii) shall include, if reasonably requested by a Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to Administrative Agent by Borrowers in respect of the matter or issue to be resolved, and (iv) shall include Administrative Agent's recommended course of action or determination in respect thereof. Each Lender shall reply promptly, but in any event (x) within thirty
(30) days (or such lesser period as may be required under the Loan Documents for Administrative Agent to respond) for those matters requiring the consent by all Lenders, and (y) within fifteen (15) Business Days (or such lesser period as may be required under the Loan Documents for Administrative Agent to respond) for those matters requiring the consent by the Majority Lenders or the Required Lenders, in each instance, after receipt of the request therefore by Administrative Agent (in either event, the "LENDER REPLY PERIOD").

         (B) If the Lender Reply Period is conspicuously set forth in a written notice from Administrative Agent to a Lender, then unless such Lender shall give written notice to Administrative Agent that it objects to the recommendation or determination of Administrative Agent within the Lender Reply Period, such Lender shall be deemed to have approved of or consented to such recommendation or determination if such written notice from Administrative Agent shall conspicuously state that such approval or consent shall be deemed given unless a response is received within the Lender Reply Period.

                                   SECTION 13

                                  MISCELLANEOUS

         13.1 HEADINGS. The headings, captions and arrangements used in any of the Loan Documents are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms of the Loan Documents, nor affect the meaning thereof.

         13.2 NONBUSINESS DAYS; TIME. Any payment or action that is due under any Loan Document on a non-Business Day may be delayed until the next-succeeding Business Day (but interest shall continue to accrue on any applicable payment until payment is in fact made) unless the payment concerns a Eurodollar Borrowing, in which case if the next-succeeding Business Day is in the next calendar month, then such payment shall be made on the next-preceding Business Day.

         13.3 COMMUNICATIONS. Unless otherwise specifically provided, whenever any Loan Document requires or permits any consent, approval, notice, request, demand, or other communication from one party to another, communication must be in writing (which may be by telex or telecopy) to be effective and shall be deemed to have been given (a) if by telex, when transmitted to the appropriate telex number and the appropriate answerback is received, (b) if by telecopy, when transmitted to the appropriate telecopy number (and all communications sent by telecopy must be confirmed promptly thereafter by telephone; but any



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requirement in this parenthetical shall not affect the date when the telecopy shall be deemed to have been delivered), (c) if by mail, on the fifth (5th) Business Day after it is enclosed in an envelope and properly addressed, stamped, sealed, certified mail, return receipt requested, and deposited in the appropriate official postal service, or (d) if by any other means, when actually delivered. Until changed by notice pursuant to this Agreement, the address (and telecopy number) for each party to a Loan Document is set forth on SCHEDULE 1.

         13.4 FORM AND NUMBER OF DOCUMENTS. The form, substance, and number of counterparts of each writing to be furnished under this Agreement must be satisfactory to Agents and their counsel.

         13.5 SURVIVAL. All covenants, agreements, undertakings, representations, and warranties made in any of the Loan Documents survive all closings under the Loan Documents and, except as otherwise indicated, are not affected by any investigation made by any party.

         13.6 GOVERNING LAW. Except as expressly provided in a Loan Document, the Governmental Requirements (other than conflict-of-laws provisions) of the Commonwealth of Virginia and of the United States of America govern the Rights and duties of the parties to the Loan Documents and the validity, construction, enforcement, and interpretation of the Loan Documents.

         13.7 INVALID PROVISIONS. Any provision in any Loan Document held to be illegal, invalid, or unenforceable is fully severable; the appropriate Loan Document shall be construed and enforced as if that provision had never been included; and the remaining provisions shall remain in full force and effect and shall not be affected by the severed provision. Agents, Lenders, and Borrowers agree to negotiate, in good faith, the terms of a replacement provision as similar to the severed provision as may be possible and be legal, valid and enforceable. However, if the provision held to be illegal, invalid, or unenforceable is a material part of this Agreement, such invalid, illegal, or unenforceable provision shall be, to the extent permitted by applicable law, replaced by a clause or provision judicially construed and interpreted to be as similar in substance and content to the original terms of such illegal, invalid, or unenforceable clause or provision as the context thereof would reasonably allow, so that such clause or provision would thereafter be legal, valid, and enforceable.

         13.8 VENUE; SERVICE OF PROCESS; JURY TRIAL. EACH PARTY TO ANY LOAN DOCUMENT, IN EACH CASE FOR ITSELF, ITS SUCCESSORS AND ASSIGNS (AND IN THE CASE OF BORROWERS, FOR EACH OF ITS CONSOLIDATED AFFILIATES), (a) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE COMMONWEALTH OF VIRGINIA, (b) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS AND THE OBLIGATION BROUGHT IN DISTRICT COURTS OF FAIRFAX COUNTY, VIRGINIA, OR IN THE UNITED STATES DISTRICT COURT IN FAIRFAX COUNTY, VIRGINIA,
(c) IRREVOCABLY WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY OF THE AFOREMENTIONED COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (d) IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THOSE COURTS IN ANY LITIGATION BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, BY HAND-DELIVERY, OR BY DELIVERY BY A NATIONALLY RECOGNIZED COURIER SERVICE, AND SERVICE SHALL BE DEEMED COMPLETE UPON DELIVERY OF THE LEGAL PROCESS AT ITS ADDRESS SET FORTH IN THIS



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AGREEMENT, (e) IRREVOCABLY AGREES THAT ANY LEGAL PROCEEDING AGAINST ANY PARTY TO
ANY LOAN DOCUMENT ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE OBLIGATION MAY BE BROUGHT IN ONE OF THE AFOREMENTIONED COURTS, AND (f) IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY LOAN DOCUMENT. The scope of each of the foregoing waivers is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each Borrower (for itself and on behalf of each of its Consolidated Affiliates) acknowledges that these waivers are a material inducement to each Credit Party's agreement to enter into a business relationship, that each Credit Party has already relied on these waivers in entering into this Agreement, and that each Credit Party will continue to rely on each of these waivers in related future dealings. Each Borrower (for itself and on behalf of each of its Consolidated Affiliates) further warrants and represents that it has reviewed these waivers with its legal counsel, and that it knowingly and voluntarily agrees to each waiver following consultation with legal counsel. THE WAIVERS IN THIS SECTION 13.8 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THESE WAIVERS SHALL APPLY TO ANY SUBSEQUENT
AMENDMENTS, SUPPLEMENTS, OR REPLACEMENTS TO OR OF THIS OR ANY OTHER LOAN DOCUMENT. In the event of Litigation, this Agreement may be filed as a written consent to a trial by the court.

         13.9 AMENDMENTS, CONSENTS, CONFLICTS, AND WAIVERS.

         (A) REQUIRED LENDERS. Unless otherwise specifically provided, the provisions of this Agreement may be amended, modified, or waived, only by an instrument in writing executed by Borrowers and the Required Lenders and supplemented only by documents delivered or to be delivered in accordance with the express terms of this Agreement.

         (B) ALL LENDERS. Except as specifically otherwise provided in this
SECTION 13.9, any amendment to or consent or waiver under this Agreement or any Loan Document that purports to accomplish any of the following must be by an instrument in writing executed by Borrowers and executed (or approved, as the case may be) by each Lender (other than any Defaulting Lender): (i) extends the Maturity Date or the Termination Date; (ii) extends the due date or decreases the amount of any scheduled payment or amortization of the Obligation or any fees or other amounts payable hereunder beyond the date specified in the Loan Documents; (iii) decreases any rate or amount of interest, fees, principal, or other sums payable to the Credit Parties under this Agreement (except such reductions as are contemplated by this Agreement); (iv) changes the definition of "Adjusted NOI," "Approved Costs," "Capitalization Rate," "Change in Control," "Commitment," "Eligible Assignee," "Implied Value," "Pro Rata," "Pro Rata Share," "Required Lenders," "Qualified Property," "Total Commitment," or "Total Indebtedness to Implied Value Ratio;" or (v) increases any one or more Lenders' Commitment; (vi) waives compliance with, amends, or fully or partially releases (or waives the requirement of) any guaranty, if any, or any collateral, if any;
(vii) permits any Borrower to assign any of its Rights hereunder; (viii) amends
SECTION 4; (ix) change the percentage of the Commitments or of the unpaid principal amount of the Notes, or the number of Lenders, which shall be required for Lenders or any of them to take any action under this SECTION or any other provision of this Agreement; or (x) changes this SECTION 13.9(B) or any other matter specifically requiring the consent of all Lenders under this Agreement.



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         (C) AGENTS OR ISSUING BANK. Any amendment or supplement to, or waiver or consent under, any Loan Document that purports to accomplish any of the following must be by a writing executed by Borrowers and executed (or approved in writing, as the case may be) by the affected Agent or Issuing Bank, as the case may be (in addition to the Required Lenders or all Lenders, as the case may be, as required by this SECTION 13.9): (i) extends the due date for, decreases the amount or rate of calculation of, or waives the late or non-payment of, any fees payable to such Agent or Issuing Bank under any Loan Document, except, in each case, any adjustments or reductions that are contemplated by any Loan Document; (ii) increases such Agent's or Issuing Bank's, as the case may be, obligations beyond its commitments under any Loan Document; or (iii) changes this CLAUSE (C) or any other matter specifically requiring the consent of such Agent or Issuing Bank, as the case may be, under any Loan Document.

         (D) LCS. Any LC may be renewed, extended, amended, replaced, or canceled consistent with the terms of this Agreement by a writing executed by Issuing Bank and Borrowers if such writing is first approved in writing by Administrative Agent.

         (E) CONFLICTS. Any conflict or ambiguity between the terms and provisions of this Agreement and terms and provisions in any other Loan Document is controlled by the terms and provisions of this Agreement.

         (F) COURSE OF DEALING. No course of dealing or any failure or delay by any Credit Party or any of its Representatives with respect to exercising any Right of any Credit Party under this Agreement operates as a waiver thereof. A waiver must be in writing and signed by the Required Lenders or Lenders, as appropriate, to be effective, and a waiver will be effective only in the specific instance and for the specific purpose for which it is given.

         13.10 MULTIPLE COUNTERPARTS. Any Loan Document may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of thereof, it shall not be necessary to produce or account for more than one counterpart. Each Lender need not execute the same counterpart of this Agreement so long as identical counterparts are executed by each Borrower and each Credit Party. This Agreement shall become effective when counterparts of this Agreement have been executed and delivered to Administrative Agent by each Credit Party and each Borrower, or, in the case only of Lenders, when Administrative Agent has received telecopied, telexed, or other evidence satisfactory to it that each Lender has executed and is delivering to Administrative Agent a counterpart of this Agreement.

         13.11 ASSIGNMENTS AND PARTICIPATIONS.

         (A) ASSIGNMENTS. Each Lender may assign to one or more Eligible Assignees all or a portion of its Rights and obligations under this Agreement (including, without limitation, all or a portion of its Borrowings, its Note, and its Commitment); provided, however, that:

                  (I) each such assignment shall be to an Eligible Assignee;

                  (II) except in the case of an assignment to an Affiliate of such Lender to another Lender or an assignment of all of a Lender's Rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $10,000,000 or a greater integral multiple of $1,000,000;



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                  (III) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its Rights and obligations under this Agreement and the Note; and

                  (IV) the parties to such assignment shall execute and deliver to Administrative Agent for its acceptance an Assignment and Acceptance (herein so called) in the form of EXHIBIT G, together with any Note subject to such assignment and a processing fee of $3,500.

Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, Rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its Rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this SECTION, the assignor, Administrative Agent, and Borrowers shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to Borrowers and Administrative Agent certification as to exemption from deduction or withholding of Taxes in accordance with SECTION 3.19.

         (B) REGISTER. Administrative Agent shall maintain at its address referred to in SECTION 13.3, a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of Lenders and the Commitment of, and principal amount of the Borrowings owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrowers and the Credit Parties may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrowers or any Credit Party at any reasonable time and from time to time upon reasonable prior notice.

         (C) ACCEPTANCE OF ASSIGNMENT. Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of EXHIBIT G, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the parties thereto.

         (D) PARTICIPATIONS. Each Lender may sell participations to one or more Persons in all or a portion of its Rights and obligations under this Agreement (including all or a portion of its Commitment and its Borrowings); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in SECTION
3.14 and the Right of setoff contained in SECTION 3.12, and (iv) Borrowers shall continue to deal solely and directly with such Lender in connection with such Lender's Rights and obligations under this Agreement, and such Lender shall retain the sole Right to enforce the obligations of Borrowers relating to its Borrowings and its Note and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Borrowings or Note, waiving or decreasing any fees payable to such Lender, extending any scheduled principal payment date or date fixed for the payment of interest on such Borrowings or Note, or extending its Commitment).

         (E) COLLATERAL ASSIGNMENTS. Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Borrowings and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

         (F) INFORMATION. Any Lender may furnish any information concerning the Companies in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants).

         (G) RIGHT OF FIRST REFUSAL. Documentation Agent agrees that if Documentation Agent desires to assign all or a portion of its Rights and obligations under this Agreement (including, without limitation, all or a portion of its Borrowings, its Note, and its Commitment), then prior to agreeing to any such assignment, Documentation Agent shall give Administrative Agent prior written notice thereof (including the terms and conditions for such proposed assignment). Administrative Agent shall have the right to purchase any such Rights and obligations from Documentation Agent on the same terms and conditions by notifying Documentation Agent within ten (10) Business Days of receipt of such notice. The assignment to Administrative Agent hereunder shall be effected in accordance with the terms of this SECTION 13.11 (except that such assignment shall not be subject to the processing fee described in (A)(IV) above).

         (H) ASSIGNMENT APPROVALS. Each Agent agrees that if the other Agent requires the approval or consent to an assignment by such other Agent under this
SECTION 13.11, then such Agent's consent shall not be unreasonably withheld by such Agent.

         (I) AGENTS. Notwithstanding anything contained herein to the contrary, each Agent shall, at all times prior to its resignation or replacement as an Agent hereunder, retain a minimum Commitment of $20,000,000, or if the Total Commitments have been terminated, then Notes having outstanding Principal Debt of at least $20,000,000.

         13.12 DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. Borrower's obligations under the Loan Documents remain in full force and effect until the Total Commitment is terminated and the Obligation is paid in full (except for provisions under the Loan Documents which by their terms expressly survive payment of the Obligation and termination of the Loan Documents). If at any time any payment of the principal of or interest on any Note or any other amount payable by Borrowers or any other obligor on the Obligation under any Loan Document is rescinded or must be restored or returned upon the insolvency, bankruptcy, or reorganization of any Borrower or otherwise, then the obligations of Borrowers under the Loan Documents with respect to that payment shall be reinstated as though the payment had been due but not made at that time.

         13.13 ENTIRETY. THIS AGREEMENT AND THE OTHER WRITTEN LOAN DOCUMENTS (EACH AS AMENDED IN WRITING FROM TIME TO TIME) EXECUTED BY BORROWERS AND/OR ANY CREDIT PARTY REPRESENT THE FINAL AGREEMENT AMONG BORROWERS AND THE CREDIT PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

         13.14 AMENDMENT AND RESTATEMENT. The parties hereto agree that, on the Closing Date, after all conditions precedent set forth herein have been satisfied or waived:

         (A) the Obligation represents, among other things, the amendment, extension, consolidation, and modification of the Obligations outstanding under the Existing Agreement;

         (B) this Agreement is intended to, and does hereby, restate, renew, extend, amend, modify, supersede, and replace the Existing Agreement; and

         (C) the Notes executed pursuant to this Agreement amend, renew, extend, modify, replace, substitute, and supersede in their entirety (but do not extinguish the Indebtedness arising under) the promissory notes issued pursuant to the Existing Agreement.

                  [Remainder of Page Intentionally Left Blank;
                            Signature Page Follows.]

                   SIGNATURE PAGE TO CREDIT AGREEMENT BETWEEN
            INNKEEPERS USA TRUST, INNKEEPERS USA LIMITED PARTNERSHIP,
                   NATIONSBANK, N.A., AS ADMINISTRATIVE AGENT,
            NOMURA ASSET CAPITAL CORPORATION, AS DOCUMENTATION AGENT,
                         AND THE LENDERS DEFINED THEREIN


         EXECUTED as of the day and year first mentioned.


                                     INNKEEPERS USA TRUST, a Maryland real
                                     estate investment trust, as a Borrower

                                     By:
                                         ------------------------------------
                                         Name:
                                               ------------------------------
                                         Title:
                                                -----------------------------



                                     INNKEEPERS USA LIMITED PARTNERSHIP, a
                                     Virginia limited partnership, as a Borrower

                                     By: INNKEEPERS FINANCIAL CORPORATION, a
                                         Virginia corporation, General Partner


                                     By:
                                         -------------------------------------
                                         Name:
                                               -------------------------------
                                         Title:
                                                ------------------------------



STATE OF TEXAS                ss.
                              ss.
COUNTY OF DALLAS              ss.

         This instrument was acknowledged before me on this ____ day of February, 1998, by _______________, _______________ of INNKEEPERS USA TRUST, a
Maryland real estate investment trust, on behalf thereof.



                                     -----------------------------------------
                                     Notary Public Signature

(PERSONALIZED SEAL)

STATE OF TEXAS                  ss.
                                ss.
COUNTY OF DALLAS                ss.

         This instrument was acknowledged before me on this ____ day of February, 1998, by _______________, _______________ of INNKEEPERS FINANCIAL
CORPORATION, a Virginia corporation, as General Partner of INNKEEPERS USA LIMITED PARTNERSHIP, a Virginia limited partnership, on behalf of said partnership.



                                              ---------------------------------
                                              Notary Public Signature

(PERSONALIZED SEAL)

                   SIGNATURE PAGE TO CREDIT AGREEMENT BETWEEN
            INNKEEPERS USA TRUST, INNKEEPERS USA LIMITED PARTNERSHIP,
                   NATIONSBANK, N.A., AS ADMINISTRATIVE AGENT,
            NOMURA ASSET CAPITAL CORPORATION, AS DOCUMENTATION AGENT,
                         AND THE LENDERS DEFINED THEREIN



                                        NATIONSBANK, N.A.,
                                        as Administrative Agent and a Lender


                                        By:
                                           ------------------------------------
                                           Name:
                                                 ------------------------------
                                           Title:
                                                  -----------------------------



STATE OF                     ss.
                             ss.
COUNTY OF                    ss.

         This instrument was acknowledged before me on this ____ day of _________, 1998, by _______________, _______________ of NATIONSBANK, N.A., on
behalf thereof.



                                           ------------------------------------
                                           Notary Public Signature




(PERSONALIZED SEAL)

                   SIGNATURE PAGE TO CREDIT AGREEMENT BETWEEN
            INNKEEPERS USA TRUST, INNKEEPERS USA LIMITED PARTNERSHIP,
                   NATIONSBANK, N.A., AS ADMINISTRATIVE AGENT,
            NOMURA ASSET CAPITAL CORPORATION, AS DOCUMENTATION AGENT,
                         AND THE LENDERS DEFINED THEREIN



                                         NOMURA ASSET CAPITAL CORPORATION,
                                         as Documentation Agent and a Lender


                                         By:
                                             ----------------------------------
                                             Name:
                                                   ----------------------------
                                             Title:
                                                    ---------------------------



STATE OF                     ss.
                             ss.
COUNTY OF                    ss.

         This instrument was acknowledged before me on this ____ day of _________, 1998, by _______________, _______________ of NOMURA ASSET CAPITAL
CORPORATION, on behalf thereof.



                                        ---------------------------------------
                                        Notary Public Signature



(PERSONALIZED SEAL)